UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2013

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alcantara 200, piso 6, Las Condes, Santiago, Chile	7550159
(Address of principal executive offices)	(Zip Code)

(800) 373-0537
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “SWVI,” the “Company” or the “Registrant” refer to Swingplane Ventures, Inc., a Nevada corporation and its wholly owned subsidiary, Mid Americas Corp., a corporation incorporated under the laws of the country of Belize.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 22, 2013 (the “Closing Date”), Swingplane Ventures, Inc., a Nevada corporation, closed a voluntary share exchange transaction pursuant to a Share Exchange Agreement agreed to between the parties on February 15, 2013 (the “Exchange Agreement”) by and among the Company, Mid Americas Corp., a corporation incorporated under the laws of the country of Belize (“Mid Americas”), and the stockholders of Mid Americas Corp. (the “Selling Stockholders”).

In accordance with the terms of the Exchange Agreement, on the Closing Date, we issued a total of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company to the Selling Stockholders  in exchange for 100% of the issued and outstanding capital stock of Mid Americas (the “Transaction”).  As a result of the Transaction, the Selling Stockholders acquired 42.5% of our issued and outstanding common stock and 100% of our issued and outstanding preferred stock, Mid Americas became our wholly-owned subsidiary, and we acquired the business and operations of Mid Americas.

Mid Americas is a natural resource exploration stage company.  Mid Americas’ sole asset is an option agreement to acquire 75% of certain mining concessions in Chile.

Prior to the Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”).  Accordingly, pursuant to the requirements of Item 2.01(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Transaction.

The following description of the terms and conditions of the Exchange Agreement and the transactions contemplated thereunder that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, Option Agreement, as amended and the Assignment Agreement, copies of which are filed with this Current Report on Form 8-K and incorporated by reference into this Item 2.01.

From and after the Closing Date, our primary operations consist of the business and operations of Mid Americas.  In the Transaction, or reverse acquisition, the Registrant is the accounting acquiree and Mid Americas is the accounting acquirer.  The financial statements subsequent to the date of the Transaction are presented as a continuation of Mid Americas.   Accordingly, we are presenting the financial statements of Mid Americas as set forth in Exhibit 99.1 and certain pro forma financial information as set forth in Exhibit 99.2 of this Current Report on Form 8-K. Further, we disclose information about the business, financial condition, and management of Mid Americas in this Current Report on Form 8-K.

DESCRIPTION OF BUSINESS

Overview

Background

The Company was incorporated in the State of Nevada on June 24th, 2010.   The Company’s initial principal business objective was to sell men's and women's golf apparel.  On March 29, 2012, the Company amended its Articles of Incorporation to increase its authorized shares of common stock from 70,000,000 to 550,000,000.  On May 11, 2012, the Company effected a forward split of 35:1 of its issued and outstanding common stock. Both the foregoing amendment to the Company’s Articles of Incorporation and the forward stock split were approved by shareholders holding 74% of our issued and outstanding common stock.  On August 22, 2012, the Company went through a change in control and management subsequently determined not to pursue the then current business of the Company and began to seek other potential acquisitions.

Summary

On October 15, 2012, the Company entered into an Assignment Agreement with Mid Americas (the “Assignment Agreement”). Under the terms of the Assignment Agreement the Company was assigned all of the rights under an option agreement between Mid Americas and Gunter Stromber and Elsa Dorila Durate Horta (the “Optionors”) whereby Mid Americas has the rights to acquire 75% of certain mining concessions in Chile (the “Option Agreement”).   On January 21, 2013, the Company renegotiated the Assignment Agreement with Mid Americas to a share exchange agreement and on February 15, 2013, the Company, Mid Americas and the Selling Stockholders executed the Exchange Agreement, which closed on February 20, 2013.

Through the transactions described below, the Company acquired all of the issued and outstanding capital stock of Mid Americas, which is now the Company’s wholly owned subsidiary.  The Company is currently focused exclusively on the acquisition and development of mineral resource properties.  We are considered to be an exploration stage company, as we have not generated any revenues from operations.  Our current project is to undertake exploration and development of certain mineral concessions located in Chile.

Mid Americas was incorporated in the country of Belize on April 23, 2012.  On January 31, 2013, Mid Americas effected a 100 for 1 forward stock split effectively increasing the issued and authorized share capital from 5,000 to 5,000,000 shares, and reducing the par value per share from $10 to $0.001 per share. Mid Americas is a natural resource exploration stage company and anticipates acquiring, exploring, and if warranted and feasible, developing natural resource assets.  To date, Mid Americas’ activities have been limited to the formation, the raising of equity capital, the development of a plan to develop and monetize the Algarrobo property, which plan has included the preparation of a title opinion by Chilean legal counsel and two due diligence  site visits  by our consulting geologist during 2012 where representative grab samples were recovered  for the purposes of property evaluations.   Many of the samples were recovered from visually sorted piles of high grade mineralized material prepared for shipping as direct shipping mineralized material to the government-owned ENAMI facility at Copiapo.  Currently, limited mining operations are being conducted on the Algarrobo property by the Optionors, however no ore is being shipped currently.  The Company will not receive any funds from any ore shipped until such time as the Company has commenced operations on the Property.   The Company is developing a program to undertake additional exploration, development and increase production on the Property in 2013. The Property currently has limited, preliminary production from a total of six developed drifts comprising approximately 145 ha of the 6,161 ha available.

The Company, based on reports from consulting geologists, believes considerable opportunity exists to identify, and subsequently develop, additional well mineralized, high grade copper veins on, and throughout, the Property. Therefore, the Company proposes to undertake both exploration and further development on the Property, ideally culminating in increased production.

The Company has established offices at Regus Santiago, Alcantara 200, piso 6, Las Condes, Santiago, Chile 7550159 and its telephone number is (800) 373-0537. Our common stock is traded over-the-counter on the OTCBB under the ticker symbol “SWVI.”

Background on Assignment Agreement, Option Agreement and Transaction

On October 15, 2012, the Company entered into the Assignment Agreement. Under the terms of the Assignment Agreement the Company was to acquire all of the rights under an Option Agreement and two amendments to the Option whereby Mid Americas has the rights to acquire 75% of certain mining concessions in Chile (the “Option”).

Specifically, on April 23, 2012, Mid Americas entered into the Option Agreement  with Gunter Stromberger and Elsa Dorila Durate Horta in respect to a property known as the Algarrobo.  Under the terms of the Option Agreement, Mid Americas has the rights to acquire 75% of certain mining concessions in Chile from the Vendors in consideration for cash payments. On July 27, 2012, Mid Americas entered into Amendment Number 1 to the Option Agreement, and on September 27, 2012, Mid Americas entered into Amendment Number 2 to the Option Agreement.

The Option Agreement, as amended, required the following actions to be taken to finalize closing:

-	the Company was required to assume the December 1, 2012 payment obligation of $250,000 and all other payments thereafter, which were due under the Option Agreement;

-	cause the cancellation of a total of 337,500,000 of its common stock currently held by Michel Voyer, an officer and director of the Company;

-
file a registration statement with the requisite regulatory authorities to raise up to $10,000,000 by way of the sale of up to 40,000,000 shares of the common stock of the Company, of which no less than seventy-five percent of the funds raised under such registration statement was used to fund the required payments under the Option Agreement;

-
issue a total of 300,000,000 shares of its common stock to Mid Americas or its directed assignees, of which a total of 10,000,000 shares of common stock to be issued to Mid Americas were to be included for registration in the registration statement.

The Company issued 300,000,000 shares of common stock to Mid Americas which was held in trust subject to final documentation and the Company’s controlling shareholder, Michel Voyer, returned a total of 337,500,000 shares to treasury. It is management’s understanding that Mr. Voyer, who was the control person of the Company, wished to acquire a project into the Company and retain a minor equity position in the Company so that he could perhaps share in the growth of the Company. When Mid Americas and management of the Company agreed to the assignment of the Option to the Company, part of that agreement was that Mr. Voyer would retain a small minority equity position and would continue as an officer and director of the Company to assist with the growth of the Company as it pursued the exploration and development of the mining concessions.

As required under the Assignment Agreement, the Company undertook, during the period of closing, the payment of certain property taxes to maintain the property and funded $125,000 of the $250,000 required option payment due on December 1, 2012. The Company was in default on the remaining $125,000 payment due on December 1, 2012 under the Assignment Agreement. Pending completion of the registration statement required for closing, the Company commissioned the preparation of a 43-101 property report on the mining concessions. The Company determined during this process that it was in the best interests of the Company to renegotiate the acquisition of the Assignment Agreement to acquire Mid Americas directly thus giving the Company direct ownership of the Option Agreement through a wholly owned subsidiary. On January 21, 2013, the Company announced the renegotiation of the Assignment Agreement, whereby the Company would enter into a Share Exchange Agreement with Mid Americas.

Under the terms of the newly negotiated Exchange Agreement, the Company has acquired all of the issued and outstanding shares of Mid Americas in exchange for the issuance of a total of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company. The preferred stock is convertible into shares of common stock of the Company on the basis of 50 shares of common stock for each 1 share of preferred stock. Further, the preferred stock carries voting rights of 100 shares per each share of preferred stock. All other terms of the original acquisition agreement are included in this acquisition agreement. The only terms that have been amended are the acquisition of Mid Americas rather than the assignment of the Option Agreement, the issuance of shares as defined above and the requirement to register 10,000,000 shares of stock for Mid Americas is eliminated. Further, the Company is not required to file the registration statement for the 40,000,000 shares to raise $10,000,000.

Concurrent with closing of the Exchange Agreement, the 300,000,000 shares issued to Mid Americas in trust were returned to treasury and the Company issued a total of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock to the Selling Stockholders in exchange for all of the issued and outstanding capital stock of Mid Americas.

Terms of Option Agreement

Under the Option Agreement and certain amendments thereto, Mid Americas is required to pay the following payments:

1. Cash Consideration to the Vendors:

(i)	$950,000 cash payments through to October 15, 2012
(ii)	$250,000 cash payment on December 1, 2012
(iii)	$750,000 cash payment on or before June 30, 2013
(iv)	$750,000 cash payment on or before June 30, 2014
(v)	$5,000,000 cash payment to be made from net proceeds of Production.

2.   Property Expenditures:

Further, the agreement calls for Mid Americas to incur expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date as follows:

(i)
$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days October 1st (the “Effective Date”) to be fully expended within eighteen (18) months of the Effective Date;

(ii)	$10,000,000 to be expended on or before three years from the Effective Date;
(iii)
until the Option is earned retain the services of Gunter Stromberger at a fee of $25,000 per month, which fee shall commence with the commencement of operations on the mining concessions by Mid Americas.

Under the Option Agreement and the Amendments thereto, the funds paid to the Optionors under Cash Consideration shall be understood to be Expenditures under Property Expenditures therefore shall be expressly considered as part of the Property Expenditures which the Optionee must incur pursuant to said Property Expenditures in order to maintain in force and exercise, the Option Agreement. A total of $1,200,000 has been paid pursuant to the Option Agreement to date, of which amount $950,000 was remitted by Mid Americas, and $250,000 by the Company.   The Option Agreement as of the date of this filing is in good standing with the next requirement to be $10,000,000 to be place in trust by April 1st, 2013.

The formula used to determine the amount of consideration given to Mid Americas was based on negotiations between the Company and Mid Americas.  In entering into the Assignment Agreement and after taking into consideration that the costs to Mr. Voyer for his shares was $35,000 for 350,000,000 shares of the Company and that Mid Americas had expended a total of $950,000 on the Option and the illiquidity of the Company’s stock at the time of the initial negotiations, the Company deemed the value of the issuance of the shares to be $0.003 per share and Mid Americas accepted the terms offered.  The Company determined in renegotiating the transaction that they were in default under the Option Agreement as they had not paid a payment as it came due, the merits of the Property based on the 43-101 report commissioned by the Company, and the restructure of the stock issuance whereby the Company would issue a lesser number of shares of common stock, thus making financing more attractive to potential funders.

Immediately prior to the closing of the transactions pursuant to the Assignment Agreement, the Company had 550,000,000 authorized shares of common stock, $0.001 par value, of which 435,000,000 were issued and outstanding of which 300,000,000 had been issued in trust to Mid Americas. At closing there were a total of 235,000,000 shares of common stock issued and outstanding and 5,000,000 shares of preferred stock issued and outstanding which if fully converted would bring the issued and outstanding to 485,000,000 shares of common stock.

Current Operations on the Property

The Company’s Algarrobo Property (the “Property”) is an Iron Oxide - Copper - Gold (IOCG) property located approximately 850 km north of Santiago, in the III Region, Province of Copiopo, Chile. The city of Copiopo is located approximately 43 km to the southeast of the Property, with the small port city of Caldera 25 km to the east. The Property consists of 32 tenures, comprising a total of 6,161 ha (15,224 acres).  As of the date of this Current Report on Form 8-K, all of the initial payments in the total amount of $1,200,000 have been made as required under the assigned Option Agreement with the Company  making the last payment of $125,000 to bring the Option into full compliance. The Company and Mid Americas have completed payments of $1,200,000 with the Company making the last two payments, totaling $250,000. The next payment of $750,000 is due on or before June 30, 2013.

Subsequent to the Option Agreement, an application has been made to ENAMI for the purposes of shipping ore from the Property to the state run La Empresa Nacional de Minería (“ENAMI”) facility in Copiapo.  Once the certificate has been received, which the Company expects at any time, then shipment of Direct Shipping Ore (having a minimum of 9% Cu content) currently being stockpiled on the Property can commence.

In addition, we are completing reconstruction of a camp on the Property capable of accommodating 30 people. The camp has been built in the immediate vicinity of current, active drift development, with accommodation for the underground crew, field personnel and management. The camp will be utilized to support exploration of the Property, together with current and future development activity on the Property.

During 2012, the camp was constructed, but there was a fire at the site and the camp had to be reconstructed, which reconstruction has just been completed.   Completion of the camp is timely with respect to anticipated receipt of the license required to sell stockpiled material to ENAMI in Copiapo and a concurrent increase in development for the purposes of initial, limited production from the existing drifts.   However, we must commence operations on the Property in order to receive the revenue from any products shipped to ENAMI.

Multiple shipments of low grade, copper mineralized vein material have been delivered to the ENAMI facility over the past two months.  The ENAMI facility at Copiapo (45 km south of the Property) is a government owned smelter and processing facility, primarily for copper ore.  The material shipped to date is low grade, copper mineral for leaching, having documented grades, as determined and reported by ENAMI, ranging between 1.88% and 8.8%.

These initial, test shipments comprise a reported total of approximately 500 tons of low grade, copper mineralized vein material produced, and stockpiled, from three of the drifts developed over the past year.  Certificates received by the Company to date document delivery of approximately 94 tons from the Veta Gruesa Centre (7 shipments grading between 1.88 and 2.64% Cu), 58 tons from the Exploration Drift (3 shipments grading between 3.24 and 4.28% Cu) and 36 tons from the Descubridora Drift (three shipments grading between 7.75 and 8.8% Cu).

Total value received to date for the shipments totals approximately $30,845, however, this total does not include payment for 5 of the shipments, comprising approximately 58 tons of mineralized material.  We believe all five shipments are expected to provide a higher rate of return due to the higher grade material delivered.  As a result of these high grades, all of the ore stockpiled from the Descubridora Drift will be shipped in the future as “Direct Shipping” ore.

In addition, a single delivery of “Direct Shipping” ore was made on January 21, 2013, for which the corresponding ENAMI certificate documents a grade of 11.42% copper.  Payment for this shipment has not yet been made.  As noted above, shipment of “Direct Shipping” ore will commence once the required ENAMI license has been received.  Sale of high grade mineralized material to ENAMI requires a license, following a thorough review of the application for license and a review of the Property and workings for which the license is being sought.

A full description of our mining concessions located in Chile, including the Property, can be found below under “Description of Property” within this Current Report on Form 8-K.

Under the terms of our Option Agreement,  all proceeds from the sale of any ore shipped and processed will be paid to the Optionors, until such time as the Company commences operations on the Property, which it hopes to undertake prior to April 1, 2013, which is the date when the Company must have $10,000,000 in trust for operations.

Overview of the Mining Industry in Chile:

According to the Engineering and Mining Journal published in March 2012, “The economy of Chile is one of South America’s most stable and prosperous, with the highest nominal GDP per capita in Latin America. The Global Competitiveness Report by the World Economic Forum for 2011-2012 ranks Chile 31st, topping all Latin American countries, well above Brazil (53rd), Mexico (58th), Peru (67th) and Argentina (85th). The Ease of Doing Business Index of the World Bank for 2012 lists Chile as being the 29th most competitive country in the world and the first in Latin America. The mining sector is one of the pillars of the Chilean economy. The Chilean government strongly supports foreign investment in the sector and has modified its mining industry laws and regulations to create a favorable investing environment for foreigners. Thanks to large copper resources, progressive legislation and a healthy investment environment, Chile has become the copper-mining capital of the world, producing over a third of global output. In recent decades, mining activity has led Chile’s economic growth. Mining projects are not seen as isolated enclaves but as active promoters of regional development and generating new sources of employment. Increased investment in exploration and mining stocks, greater output and exports of mineral products and their derivatives have been key factors that have contributed to the development of communities. In the words of the President of Chile, Sebastián Piñera, at the annual meeting of the Mining Council (Consejo Minero) held in November 2011, “The mining industry represents a little more than 20% of Chile’s GDP, equal to more than US$40 billion and generates direct employment for approximately 110,000, and indirect more than 500,000 people.” “Mining is Chile’s engine,” said Hernán de Solminihac, Chilean Minister of Mining, when talking about the overall mining investment portfolio by 2020, which is estimated to equate to US$66.8 billion. This continual growth is based not just on the industry expanding, but also on it becoming more sophisticated and diverse. Traditionally, Chile’s mining strength has been based on a single commodity: copper. In the past two decades, Chile has consolidated its position as world leader in copper production, raising its global market share from 17.7% in 1990 to 34.2% in 2011. Mine copper output in 2011 reached 5.69 million metric tons (mt) of refined copper, a 267,000 mt or a 5.0% annual increase on the previous year. According to AndrésMac-Lean, executive vice president of The Chilean Copper Commission (Cochilco), “The trend should stand over the short term, with production in 2013 expected to reach a record 6.12 million mt”. Chile has been the leading global producer of copper since the 1990s when the process of liberalization opened the Chilean market to the arrival of large international mining companies, whose investments led to a tripling of the country’s copper production so that in 1999 Chile produced roughly 35% of the copper mined in the world.”

Despite this traditional and continued focus on copper, which accounts for more than 60% of the total mining Chilean exports, other minerals are also receiving increased attention. In 2011, Chile ranked first globally in copper, lithium and rhenium, third in molybdenum, fifth in silver and 15th in gold. Chile was also one of the world’s significant producers and exporters of potassium nitrate and sodium nitrate and ranked second after Japan in world production of iodine. Over the next four years, we believe there will be a substantial increase in silver, copper and, especially, gold output. Moreover, Chile is one of the most significant producers of arsenic, boron, refined selenium, pumicite, sulfur, salt and diatomite. However, the Chilean mining industry needs to face certain challenges including access to water, energy and the lack of qualified personnel. Nevertheless, the stable political and economic situation and the mining regulation framework support confidence and foresight for investments in the country; we believe the production potential of Chile is huge and long-term projections are positive.

Investment Regime applicable to foreign company involvement in mining projects in Chile

Capital and loans for any kind of projects can be brought into Chile as FDI under either Decree Law 600 or Chapter XIV of the Foreign Exchange Regulations of the Central Bank of Chile. As a general rule, foreign exchange transactions must be reported to the Central Bank of Chile.

There are two regulatory frameworks to bring investment capital into Chile: (i) Chapter XIV: The capital that may be registered under this regulation must exceed US$10,000 or its equivalent in other currencies. After the funds enter the country through the Formal Exchange Market (commercial banks and authorized exchange houses), they can be either converted into local currency or delivered to the beneficiary in foreign currency. Under Chapter XIV there are no restrictions on repatriations of profits or capital. Likewise there are no specific rights or benefits when capital is brought through these means; and, (ii) Decree Law 600: The minimum amount that may be registered under DL 600 is US$5,000,000 or its equivalent in other currencies; likewise working capital can be brought by these means and registered as a foreign investment. Under DL 600, the foreign investor enters into a contract with the Country of Chile, which governs all the rights and obligations related to the investment. Amendment to these contracts require consent from both parties. Thus, the Country of Chile cannot unilaterally alter these contractual arrangements. Among other guarantees, DL 600 guarantees free access to foreign exchange for the remittance of capital and profits. When the foreign investment is entered through Decree Law 600 the foreign investor has the right to tax stability during the term of the foreign contract.

The Company has not yet established the regime under which it will bring working capital into Chile, however, it has been working with legal counsel and an accounting firm in Chile to determine the best taxation structure under which it will bring the $10,000,000 of required exploration and development funding into  Chile to maximize its return on investment and keep taxation to a minimal and allow the Company to repatriate profits.

International Investment Treaties applicable to Mining projects undertaken or sponsored by foreign companies.

We believe that Chile is very rich in natural resources, and the most active industries are mineral and energy resources, fisheries, forestry, agriculture, manufacturing and service industries. We believe that Chile is one of the preferred investment destinations in Latin America due to its open and stable economy, with one of the most extended free trade agreements and investment protection treaties networks worldwide (more than 20 commercial agreements that cover 90 per cent of Chilean trade).

Moreover, Chile has an expanding tax treaty network, which includes effective double taxation treaties with Argentina, Brazil, Canada, Croatia, Denmark, Ecuador, France, Ireland, South Korea, Malaysia, Mexico, New Zealand, Norway, Paraguay, Peru, Poland, Portugal, Spain, Sweden and the United Kingdom. Furthermore, there is tax treaty negotiation activity with several other countries. While the United States has tax treaties with a number of foreign countries, and they drafted a treaty document with Chile in 2010,  they do not currently have a tax treaty with Chile.  .The Company  is going to review the taxation implications on profits derived from operations but has not yet finalized any taxation advice in regard to the U.S. taxation issues of doing business in Chilean.  Currently we have been focused on the structure of the Chilean operations to minimize tax under the Chilean tax regime which is the primary jurisdiction in which our operations will take place.  We do intend to get taxation advice in regard to the impact on shareholders in the U.S.

Duties, royalties, and taxes in Chile conditional on obtaining or continuing mining concessions.

A mining concession requires the payment of an annual fee during the month of March of each year, which is calculated based on the surface of the concession and the amount varies according to the nature of the concession (exploration, exploitation and non-metallic). If the owner fails to pay the mining fee within the corresponding annual period, a judicial procedure to publicly auction the concessions is commenced; this auction may be suspended if the owner makes double payment of the amount due before to the auction.

Water Rights, Availability of Water, Shared Water Resources

Water rights in Chile are generally granted by means of a resolution issued by the Chilean Water Agency. The water right is a concession, by which the right to exercise an exclusive possession over a public good is created in favor of the concessionaire. Its holder has ownership over the granted or acquired water right, which is constitutionally protected and may be freely transferred or mortgaged. Water rights have an independent legal standing, and therefore, they do not follow mining concessions or land ownership. However, current legislation contemplates “water right of the miner,” which enables the holder of mining concession to use the water that has been discovered – within the limits of its mining concession- when performing mining operations. As such, the “water right of the miner” follows the mining concession, thus expiring jointly with the mining concession.

Once granted, water rights are not limited in terms of time. However, they may be subject to a non-use fee if the Water Agency determines that the water rights are not being used. If such fee is not paid, then, under the direction of the Water Agency, the State Treasury of Chile will initiate a judicial process to auction the water rights.

Mining facilities are mainly located in the north of Chile where there is little availability for both surface and ground water. In order to overcome difficulties in obtaining water resources for their activities, mining companies have started to investment in desalination plants.

Surface Rights, Use and Occupation of Surface, access routes, pipeline and electric line routes, roadways or railways for product transport.

Under Chilean law, a mining concession is a right different and separate from ownership of the surface land, even if the land and the mining concession are owned by the same person. Easements are granted in favor of the mining concession with different purposes, such as rights of way, occupation, water supply, and power supply. These mining easements can either be established upon mutual agreements between the parties or by a court resolution, which will estimate the corresponding compensation for the damages derived from the easement.

Availability of Power

In Chile, private companies are responsible for electric power generation, transmission and distribution, while the Chilean government plays a subsidiary role as regulator and supervisor.

Mining facilities may generate their own power or acquire energy from one of four interconnected grid systems. Due to their geographical location, most mining projects are connected to the Interconnected System of the North (SING) or to the Interconnected Central System (SIC). The owner of a mining concession may be granted with an easement right to facilitate power supply.

Grounds for termination of rights under a mining concession, water or surface rights

The primary reason for lawful termination of a mining concession is the failure to timely pay mining fees. Surface rights granted to develop a mining project (easement)  may be cancelled in case of no fulfillment of the obligations contained in the agreement or in the judicial resolution that granted the easement.

Chile has recently passed a law on mine closure, which includes technical, environmental and financial considerations for abandonment of mine operations, although such closing shall not terminate the mining concession.

Infrastructure

Chilean law generally provides clear legal and regulatory framework to develop (in some cases as public-private partnership) essential infrastructure for the mining industry such as port facilities, overland transportation, electric power, airports and sanitary infrastructure. This infrastructure may be subject to a prior environmental assessment according to the environmental regulations.

Collateral Security Arrangements in Chile

The most common securities used for transactions regarding mining projects are a mortgage over the mining concessions, surface land and water rights, as well as pledges over the machinery used for the exploration and exploitation of mining concessions. It is also common to grant pledges over the shares of the companies that own the mining concessions.

Notwithstanding prohibitions granted in favor of a third party, such as a bank, there are no limitations to transfer and assign the rights associated to a mining project, including any environmental licenses.

Insurance in Chile

Domestic insurance companies in Chile cover all kinds of risk. In addition, insurance and reinsurance policies can be purchased from insurance companies abroad, and can cover almost all kind of risks. Payments from insurance policies can be claimed abroad, and as any other legal title, the creditor of an insurance policy can endorse it to permit claims, either in Chile or abroad. The authority in this matter is the Chilean Securities and Insurance Supervisor.

Requirements in Chile related to domestic and foreign labor, suppliers and contractors

According to the Chilean labor legal framework, there is a 15% maximum of foreign workers that may be hired by a company in Chile. All foreign workers need a working visa that allows them to perform remunerated activities, exclusively for the employer with which the labor contract was subscribed. The foregoing 15% limitation only applies to the general workforce. Professional and specialized technical positions as required and used in by the mining industry,  are not commonly affected by the 15% rule and companies are permitted to have foreigners on their pay-rolls.

In Chile, employees cannot have salaries under the net minimum salary fixed by law (currently  approx. US $385 per month for 2012, with the 2013 minimum wage yet to be published), and the employer has also to pay an employee’s social security, which includes pension funds, health insurance, labor accident insurance and unemployment insurance.

Extension of liabilities beyond the Company

Generally a company is only liable to the extent of its assets for any claims arising within Chile.  However, in some cases such as labor accidents and fraud (corruption, money laundering and financing of terrorism), a company’s responsibility and liability may be extended to the owners, directors and mangers.

Financing of Mining Projects in Chile

Due to the political and economic stability offered by Chile, mining projects are commonly financed throughout traditional ways (shareholder contributions, loans, project financing, and bond issuance).

The main challenge in terms of mining financing is how to strengthen the participation of mining companies in the stock exchange and to attract more investment for exploration activities. For this purpose, Chile has taken some measures such as the implementation of a qualified persons system and the public funding of mining exploration through Corporacion del Fomento de la Produccion (“CORFO”), the organization responsible for economic development in Chile. CORFO will foster the “Phoenix Fund”, a mixture of public and private investment, to fund up to 50 different projects over the next ten years. The government contribution is just under US$100 million, while six investment funds have contributed the remainder of the financing for the project (total amount estimated in US$150 million).   The Company is currently seeking information from its Chilean lawyers and accountants as to whether the Phoenix Fund may have funds available that the Company can source for the exploration and development of its property.

Government Royalties

In 2006, Chile passed a law approving the Specific Mining Tax (royalty) to be paid by mining companies depending on their production and based on operating margins (sales less direct costs and expenses). At that time, companies that entered into a foreign investment agreement (DL 600) accepted an amendment to their tax invariability, subject to certain guarantees related to the maximum royalty rate of 4 per cent (instead of 5 per cent) and accelerated asset depreciation, and a 12-year or 15-year invariability for these new foreign investment contracts, depending on their execution dates.

In 2010, in support of Chile’s reconstruction of damage caused by a major earthquake that occurred in Chile in February 2010, the Chilean government approved a temporary increase in the income tax rate from 17 per cent to 20 per cent. Likewise, jointly with a new maximum for the royalty, it implemented a rate calculation formula in order to associate such tax payment with the mining industry’s cycle.

Therefore, companies with annual sales ranging between 12,000 and 50,000 metric tones of fine copper (exempted below 12,000) will be charged with a marginal rate ranging from 0.5 per cent to 4.5 per cent over the taxable operational mining income; and those with annual sales over 50,000 metric tones of fine copper are subject to an effective tax burden ranging from 5 per cent to 14 per cent over the taxable operational mining income.

Information sources

The website of the Chilean Copper Commission contains important legal and regulatory pieces related to the mining industry such as the Political Constitution, the Organic Constitutional Law on Mining Concessions, the Mining Law, the Environmental Law and the Safety Regulations. Moreover, it has several reports and studies conducted by the Commission with valuable information about mining in Chile.   Its website is www.cochilco.cl.

For an overview of taxation in Chile, including the Specific Mining Tax, the website of the Chilean Internal Revenue Service is www.sli.cl/portales/inversionistas/imp_chile/imp-chile-ing.htm.

Other relevant authorities for the mining industry in Chile are the National Mining and Geologic Service, the Central Bank of Chile, the Water Agency and the Chilean Securities and Insurance Supervisor. Website for the foregoing authorities are noted below.

•	www.sernageomin.cl
•	www.dga.cl
•	www.bcentral.cl/eng/
•	www.svs.cl

Market, Customers and Distribution Methods

We believe that large and well capitalized markets are readily available for all metals and precious metals throughout the world. A futures market for the pricing and delivery of future production of metals and precious metals also exists. The price for metals is affected by a number of global factors, including economic strength and resultant demand for metals for production, fluctuating supplies, mining activities, production in the industry, and new and or reduced uses for subject metals.

The mining industry is highly speculative and of a very high risk nature. As such, mining activities involve a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Few mining projects actually become operating mines.

The mining industry is subject to a number of factors, including intense industry competition, high susceptibility to economic conditions (such as price of metal, foreign currency exchange rates, and capital and operating costs), and political conditions (which could affect such things as import and export regulations, foreign ownership restrictions). Furthermore, mining activities are subject to all hazards incidental to mineral exploration, development and production, as well as risk of damage from earthquakes, any of which could result in work stoppages, damage to or loss of property and equipment and possible environmental damage. Hazards such as unusual or unexpected geological formations and other conditions are also involved in mineral exploration and development.

Competition

The mineral exploration industry is highly competitive. We are a new exploration stage company and have a weak competitive position in the industry. We compete with junior and senior mineral exploration companies, independent producers and institutional and individual investors who are actively seeking to acquire mineral exploration properties throughout the world together with the equipment, labor and materials required to operate on those properties. Competition for the acquisition of mineral exploration interests is intense with many mineral exploration leases or concessions available in a competitive bidding process in which we may lack the technological information or expertise available to other bidders.

Many of the mineral exploration companies with which we compete for financing and for the acquisition of mineral exploration properties have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquiring mineral exploration interests of merit or on exploring or developing their mineral exploration properties. This advantage could enable our competitors to acquire mineral exploration properties of greater quality and interest to prospective investors who may choose to finance their additional exploration and development. Such competition could adversely impact our ability to attain the financing necessary for us to acquire further mineral exploration interests or explore and develop our current or future mineral exploration properties.

We also compete with other junior mineral exploration companies for financing from a limited number of investors that are prepared to invest in such companies. The presence of competing junior mineral exploration companies may impact our ability to raise additional capital in order to fund our acquisition or exploration programs if investors perceive that investments in our competitors are more attractive based on the merit of their mineral exploration properties or the price of the investment opportunity. In addition, we compete with both junior and senior mineral exploration companies for available resources, including, but not limited to, professional geologists, land specialists, engineers, camp staff, helicopters, float planes, mineral exploration supplies and drill rigs.

General competitive conditions may be substantially affected by various forms of resource legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions and overall levels of supply and demand for mineral exploration.  In the face of competition, we may not be successful in acquiring, exploring or developing profitable mineral properties or interests, and we cannot give any assurance that suitable mining properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the mineral exploration industry by:

●	keeping our costs low;

●	relying on the strength of our management’s contacts; and

●	using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

Intellectual Property

The Company has no intellectual property.

Research and Development

We did not incur any research and development expenses during the period from June 24, 2010 (inception) to the period ended December 31, 2012.

Available Information

We are subject to the reporting and other requirements of the Exchange Act and we are required to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K in order to meet our timely and continuous disclosure requirements.  We make available on our internet website our filings with the Securities and Exchange Commission which can be found at www.swingplaneventuresinc.com.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

Government Regulations

Any operations at our mineral properties will be subject to various state laws and regulations in Chile which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. As in most jurisdictions, the state has absolute, exclusive, inalienable and non-lapsable ownership of all minerals. According to the legal framework, mining concessions, both for exploration and exploitation, are granted by a judicial resolution from the civil courts in a voluntary and non-contentious judicial proceeding. The main consideration behind this judicial nature of the concession is the non-intervention of any other authority (lack of administrative interference) with the technical support provided by the National Mining and Geologic Service. The procedure to incorporate a mining concession is based on the godfathering principle that grants preference to obtain it to the first petitioner before the local ordinary court.

The mining framework is based on three legal pieces: (i) The Constitution (1980); (ii) The Organic Constitutional Law on Mining Concessions (1982); and, (iii) The Chilean Mining Code (1983). These essential rules are complemented with other key laws and regulations related to safety, environmental protection, water and energy, among others.

We will be required to obtain those licenses, permits or other authorizations currently required to conduct exploration and other programs. There are no current orders or directions relating to us or our properties with respect to the foregoing laws and regulations. Notwithstanding that the Country of Chile is the owner of all mineral resources, the Constitution allows exploration and exploitation work conducted by private companies or individuals, either local or foreigners, through mining concessions. The exception is the exploitation of lithium, and liquid and gaseous hydrocarbons which are limited only for the Country of Chile that may exploit them directly or through administrative concessions or special contracts with private parties.  All mining concessions shall always be granted by a judicial resolution, and the ownership of the mining concession is protected by the Constitutional guarantee of the right of property. Once a mining concession is granted, its owner will be entitled to explore or exploit all the mines located within the area of its concessions and to become the owner of all mineral substances that are able to be removed.   Certain of the mining concessions held under the Option Agreement have been granted to the Optionors and certain of the mining concessions are under application.

The exploration concession is granted for two years (renewable for another 2 years under certain conditions) and the exploitation concession is granted indefinitely, in both cases only subject to the payment of the corresponding mining fees. There is no obligation to conduct works or make certain investments to keep the concession. Certain exploration concessions have been granted to the Optionors, while other exploration concessions are in the final process of being issued, according to the title option prepared by our Chilean legal counsel.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations.  We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.
Regarding the environmental license and the associated permits, the project may require an environmental impact assessment (study or declaration) depending on the area it is located. Also, the associated permits would vary according to the phase of the mining project (prospection, exploration, development, construction, operation and closure). The public agency in charge of overseeing safety matters is the National Mining and Geologic Service.

Foreign Currency Exchange Rate

We expect that international revenues will account for a majority of our total revenues.  Our international operations in Chile expose the Company to foreign currency fluctuations.  Revenues and related expenses generated from our international operations will generally be denominated in the functional currencies of the local countries.  For example, revenues derived from Chile will be denominated in pesos.   Generally, any person can enter freely into foreign exchange transactions pursuant to the Central Bank Act of Chile. However, the Central Bank of Chile can, for a period of up to one year (which can be indefinitely renewed for further one-year periods): (i) require that certain foreign exchange transactions be effected exclusively in the formal foreign exchange market; and (ii) restrict, and impose conditions on, foreign exchange transactions. Within this framework, the Central Bank currently requires that certain foreign exchange transactions (such as bringing foreign currency into Chile) be reported to the Central Bank and effected exclusively in the formal foreign exchange market.
Our statements of income of our international operations are translated into United States dollars at the average exchange rates in each applicable period.  To the extent the United States dollar strengthens against foreign currencies, the translation of foreign currency denominated transactions will result in reduced revenues, operating expenses and net income for our business.  Similarly, our revenues, operating expenses and net income will increase if the United States dollar weakens against foreign currencies.

We are also exposed to foreign exchange rate fluctuations as we convert the financial statements of our foreign subsidiary and our investments in equity interests into United States dollars in consolidation.  If there is a change in foreign currency exchange rates, the conversion of the foreign subsidiary financial statements into United States dollars will lead to a translation gain or loss which is recorded as a component of accumulated other comprehensive income which is part of stockholders’ equity.  In addition, we may have certain assets and liabilities that are denominated in currencies other than the relevant entity’s functional currency. Changes in the functional currency value of these assets and liabilities create fluctuations that will lead to a transaction gain or loss.

Capital Equipment and Expenditures

During the year ended June 30, 2012 and through the period ended December 31, 2012, our efforts were primarily focused on exploring potential mining opportunities; therefore, no material capital equipment was acquired by us.

Investment Policies

We do not have an investment policy at this time. Any excess funds the Company has on hand will be deposited in interest bearing notes such as term deposits or short term money instruments. There are no restrictions on what the directors are able to invest or additional funds held by our Company. Presently we do not have any excess funds to invest.

Employees

As of December 31, 2012 we did not have any employees.   Michel Voyer, our sole officer and a director of the Company works full time on our operations on a consulting basis and has a consulting contract for $10,000.00 per month.  We currently contract with outside consultants as required.  We will be required to hire employees as we commence production of our mining concessions.   We cannot at this time determine how many employees will be required however we expect all employees will be hired in a subsidiary to be established in Chile.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to our Business and Associated with Mining

We currently have no source of operating cash flow and we have a history of operating losses.

We have no revenues from operations, our mineral property interests are in the exploration stage and we have a history of operating losses. We will not receive revenues from operations at any time in the near future, and we have no prior year’s history of earnings or cash flow. We have incurred losses. There can be no assurance that our operations will ever generate sufficient revenues to fund our continuing operations or that we will ever generate positive cash flow from our operations. Further, we can give no assurance that we will attain or sustain profitability in any future period.
We are currently a mining exploration stage company. See “Item 2 Properties” of this Report for more information regarding our mining concessions.

According to SEC definitions, our mining concessions do not have any proven or probable reserves. A “reserve,” as defined by the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to our mining concessions. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on our mining concessions.

Mineral exploration is highly speculative in nature and there can be no certainty of our successful development of profitable commercial mining operations.

The exploration and development of mineral properties involve significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few explored properties develop into producing mines. Substantial expenses may be incurred to locate and establish mineral reserves, develop metallurgical processes, and construct mining and processing facilities at a particular site. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are: the particular attributes of the deposit, such as size, grade, and proximity to infrastructure; metals prices which are highly cyclical; drilling and other related costs that appear to be rising; and government regulations, including those related to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals, and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.
There is no certainty that the expenditures made by us towards the exploration and evaluation of mineral deposits will result in discoveries of commercial quantities of ore.

Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, we may have to cease our exploration activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future.  We will require additional financing in order to proceed beyond the first few months of our exploration program.  We will also require additional financing for the fees we must pay to maintain our status in relation to the rights to our properties and to pay the fees and expenses necessary to become and operate as a public company.  We will also need more funds if the costs of the exploration of our existing projects are greater than we have anticipated.  We will also require additional financing to sustain our business operations if we are not successful in earning revenues.  We may not be able to obtain financing on commercially reasonable terms or terms that are acceptable to us when it is required.  Our future is dependent upon our ability to obtain financing.  If we do not obtain such financing, our business could fail and investors could lose their entire investment.

We may be unable to obtain the funds necessary to finalize our property option agreement.

Under the terms of the Option Agreement, for our mining concessions, we are required to expend the following payments:

(i)                        $750,000 cash payment on or before June 30, 2013
(ii)                       $750,000 cash payment on or before June 30, 2014
(iii)                      $5,000,000 cash payment to be made from net proceeds of Production.

Further, the agreement calls for us to incur expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date (as defined below) as follows:

(i)   $10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days of October 1st, 2012, which is the effective date of the assigned option agreement (the “Effective Date”) or April 1, 2013 to be fully expended within eighteen (18) months of the October 1, 2012.

(ii)   $10,000,000 to be expended on or before three years from October 1, 2012;

(iii)   until the Option is earned retain the services of Gunter Stromberger at a fee of $25,000 per month, which fee shall commence with the commencement of operations on the mining concessions.

Currently we do not have sufficient funds to expend the ongoing exploration funds and property payments required under the Option Agreement.  As an exploration company it is often difficult to obtain adequate financing when required, and it is not necessarily the case that the terms of such financings will be favorable. If we fail to obtain additional financing on a timely basis, we could forfeit our rights to the mining concessions and/or reduce or terminate operations.

Because our business involves numerous operating hazards, we may be subject to claims of a significant size, which would cost a significant amount of funds and resources to rectify. This could force us to cease our operations.

Our operations are subject to the usual hazards inherent in exploring for minerals, such as general accidents, explosions, chemical exposure and cratering. The occurrence of these or similar events could result in the suspension of operations, damage to or destruction of the equipment involved and injury or death to personnel. Operations also may be suspended because of machinery breakdowns, abnormal climatic conditions, failure of subcontractors to perform or supply goods or services or personnel shortages. The occurrence of any such contingency would require us to incur additional costs, which would adversely affect our business.

Damage to the environment could also result from our operations. If our business is involved in one or more of these hazards, we may be subject to claims of a significant size that could force us to cease our operations.

Mineral resource exploration, production and related operations are subject to extensive rules and regulations of federal, provincial, state and local agencies. Failure to comply with these rules and regulations can result in substantial penalties. Our cost of doing business may be affected by the regulatory burden on the mineral industry. Although we intend to substantially comply with all applicable laws and regulations, because these rules and regulations frequently are amended or interpreted, we cannot predict the future cost or impact of complying with these laws.

Environmental enforcement efforts with respect to mineral operations have increased over the years, and it is possible that regulations could expand and have a greater impact on future mineral exploration operations. Although our management intends to comply with all legislation and/or actions of local, provincial, state and federal governments, non-compliance with applicable regulatory requirements could subject us to penalties, fines and regulatory actions, the costs of which could harm our results of operations. We cannot be sure that our proposed business operations will not violate environmental laws in the future.

Our operations and properties are subject to extensive laws and regulations relating to environmental protection, including the generation, storage, handling, emission, transportation and discharge of materials into the environment, and relating to health and safety. These laws and regulations may do any of the following: (i) require the acquisition of a permit or other authorization before exploration commences; (ii) restrict the types, quantities and concentration of various substances that can be released in the environment in connection with exploration activities; (iii) limit or prohibit mineral exploration on certain lands lying within wilderness, wetlands and other protected areas; (iv) require remedial measures to mitigate pollution from former operations; and (v) impose substantial liabilities for pollution resulting from our proposed operations.

The exploration of mineral reserves are subject to all of the usual hazards and risks associated with mineral exploration, which could result in damage to life or property, environmental damage, and possible legal liability for any or all damages. Difficulties, such as unusual or unexpected rock formations encountered by workers but not indicated on a map, or other conditions may be encountered in the gathering of samples and information, and could delay our exploration program. Even though we are at liberty to obtain insurance against certain risks in such amounts we deem adequate, the nature of those risks is such that liabilities could exceed policy limits or be excluded from coverage. We do not currently carry insurance to protect against these risks and there is no assurance that we will obtain such insurance in the future. There are also risks against that we cannot, or may not elect to insure. The costs, which could be associated with any liabilities, not covered by insurance or in excess of insurance coverage or compliance with applicable laws and regulations may cause substantial delays and require significant capital outlays, adversely affecting our financial position, future earnings, and/or competitive positions.

The prices of metals are highly volatile and a decrease in metal prices can have a material adverse effect on our business.

The profitability of natural resource operations are directly related to the market prices of the underlying commodities. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations in the metals market from the time exploration for a mine is undertaken and the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop a minerals property at a time when the price of the underlying metals make such exploration economically feasible and, subsequently, incur losses because metal prices have decreased. Adverse fluctuations of metals market prices may force us to curtail or cease our business operations.

Mining operations generally involve a high degree of risk.

Mining operations are subject to all the hazards and risks normally encountered in the exploration, development and production of base or precious metals, including unusual and unexpected geological formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of, mines and other producing facilities, damage to life or property, environmental damage and possible legal liability. Mining operations could also experience periodic interruptions due to bad or hazardous weather conditions and other acts of God. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailing disposal areas, which may result in environmental pollution and consequent liability.

If any of these risks and hazards adversely affect our mining operations or our exploration activities, they may: (i) increase the cost of exploration to a point where it is no longer economically feasible to continue operations; (ii) require us to write down the carrying value of one or more mines or a property; (iii) cause delays or a stoppage in the exploration of minerals; (iv) result in damage to or destruction of mineral properties or processing facilities; and (v) result in personal injury, death or legal liability. Any or all of these adverse consequences may have a material adverse effect on our financial condition, results of operations, and future cash flows.

We may not be able to compete with current and potential exploration and production companies, some of whom have greater resources and experience than we do in developing mineral reserves.

The natural resource market is intensely competitive, highly fragmented and subject to rapid change. We may be unable to compete successfully with our existing competitors or with any new competitors. We will be competing with many exploration and production companies that have significantly greater personnel, financial, managerial and technical resources than we do. This competition from other companies with greater resources and reputations may result in our failure to maintain or expand our business.

We may not have access to all of the supplies and materials we need to begin exploration or production, which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration and production activities. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials prior to undertaking exploration or production programs. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration or production plans until we do find the products, equipment and materials.

Mineralized material is based on interpretation and assumptions and may yield less mineral production under actual conditions than is currently estimated.

Unless otherwise indicated, mineralized material presented in our filings with securities regulatory authorities, including the SEC, press releases, and other public statements that may be made from time to time are based upon estimates made by our consultants.  When making determinations about whether to advance any of our projects to development, we must rely upon such estimated calculations as to the mineralized material on our properties.  Until mineralized material is actually mined and processed, it must be considered an estimate only.  These estimates are imprecise and depend on geological interpretation and statistical inferences drawn from drilling and sampling analysis, which may prove to be unreliable.  We cannot assure you that these mineralized material estimates will be accurate or that this mineralized material can be mined or processed profitably.  Any material changes in estimates of mineralized material will affect the economic viability of placing a property into production and such property’s return on capital.  There can be no assurance that minerals recovered in small scale tests will be recovered at production scale.  The mineralized material estimates have been determined and valued based on assumed future prices, cut-off grades, and operating costs that may prove inaccurate.  Extended declines in market prices for metals may render portions of our mineralized material uneconomic and adversely affect the commercial viability of one or more of our properties and could have a material adverse effect on our results of operations or financial condition.

An adequate supply of water may not be available to undertake mining and production at our properties.

The amount of water that we are entitled to use from wells or other sources must be determined by the appropriate regulatory authorities.  A determination of these rights is dependent in part on our ability to demonstrate a beneficial use for the amount of water that we intend to use.  Unless we are successful in developing a property to a point where it can commence commercial production of precious metals, we may not be able to demonstrate such beneficial use.  Accordingly, there is no assurance that we will have access to the amount of water needed to operate a mine at our properties.

We are an exploration stage company, and there is no assurance that a commercially viable deposit or “reserve” exists in the property over which we have concessions.

We are an exploration stage company and cannot assure you that a commercially viable deposit, or “reserve,” exists on our mineral properties. Therefore, determination of the existence of a reserve will depend on appropriate and sufficient exploration work and the evaluation of legal, economic and environmental factors. If we fail to find commercially viable deposits, our financial condition and results of operations will be materially adversely affected.

Because of the speculative nature of exploration of mineral properties, we may never discover a commercially exploitable quantity of minerals, our business may fail and investors may lose their entire investment.

We plan to conduct mineral exploration on certain mineral properties.  The search for valuable minerals as a business is extremely risky.  We can provide investors with no assurance that additional exploration on these properties will establish that commercially exploitable reserves of minerals exist on these properties.  Additional potential problems that may prevent us from discovering any reserves of minerals on these property include, but are not limited to, unanticipated problems relating to exploration, environmental permitting difficulties and delays, and additional costs and expenses that may exceed current estimates.  If we are unable to establish the presence of commercially exploitable reserves of minerals on these properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Our operating costs could be adversely affected by inflationary pressures especially to labor, equipment, and fuel costs.

The global economy is currently experiencing a period of high commodity prices and as a result the mining industry is attempting to increase production at new and existing projects, while also seeking to discover, explore and develop new projects.  This has caused significant upward price pressures in the costs of mineral exploration companies, especially in the areas of skilled labor and drilling equipment, both of which are in tight supply and whose costs are increasing.  Continued upward price pressures in our exploration costs may have an adverse impact to our business.

Severe weather or violent storms could materially affect our operations due to damage or delays caused by such weather.

Our exploration activities are subject to normal seasonal weather conditions that often hamper and may temporarily prevent exploration activities.  There is a risk that unexpectedly harsh weather or violent storms could affect areas where we conduct exploration activities.  Delays or damage caused by severe weather could materially affect our operations or our financial position.

Estimates of mineralized materials are subject to geologic uncertainty and inherent sample variability.

Although the estimated resources at our existing property will be delineated with appropriately spaced drilling, there is inherent variability between duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated.  There also may be unknown geologic details that have not been identified or correctly appreciated at the proposed level of delineation.  This results in uncertainties that cannot be reasonably eliminated from the estimation process.  Some of the resulting variances can have a positive effect and others can have a negative effect on mining and processing operations.  Acceptance of these uncertainties is part of any mining operation.

We depend on our sole officer and our directors and the loss of these individuals could adversely affect our business.

Our Company is completely dependent on our sole officer Michel Voyer, and our directors Johannes Lindorfer and Michel Voyer. We currently have no employees and the loss of either one of these individuals could significantly and adversely affect our business. We do not carry any life insurance on our directors and officers.

If we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow our business effectively.

Our performance is largely dependent on the talents and efforts of highly-skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly-skilled personnel for all areas of our organization, as well as to identify, contract with, motivate and retain contract personnel on an outsourced basis for special projects. Our continued ability to compete effectively depends on our ability to attract new employees. As we become a more mature company, we may find our recruiting efforts more challenging.  If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may struggle to grow our business.

Our Chilean legal counsel in preparation of a title opinion has identified certain anomalies in the title that may, if not cured, impact on our rights to certain of the mining concessions under the Option Agreement.

We have commissioned the preparation from Chilean legal counsel in regard to title of the mining concessions underlying our Option Agreement.   Our Chilean legal counsel has advised that certain of the concessions have unpaid annual license fees that could have an impact on title, if not paid.   While the owner of the mining concessions has agreed to pay such fees, if and when, he receives notice of default, we cannot be assured that he will do so and failure to cure the default, if noticed by the Chilean government could result in a loss of certain of the concessions.   Further, there was a mistake in the survey process on one of the surveyed concessions which requires a new survey and re-filing with the respective government departments.  This new survey  has not yet been undertaken and the concession could be at risk of being lost if the survey is not undertaken and re-filed.  Finally, one of the concessions is over-staked and the Company has no right to such over-staked portion of that particular concession.  As such, the foregoing anomalies and factors identified by our Chilean legal counsel may cause our mining concessions to lose value, or curtail our rights in such mining concessions.  Any loss of value in or rights to our mining concessions could adversely affect our business and results of operations.

Risks Related to Doing Business in Chile and Internationally

International and political events may adversely affect our operations.

A significant portion of our revenue will be derived from foreign operations, which exposes us to risks inherent in doing business in each of the countries where we transact business. The occurrence of any of the risks described below could have a material adverse effect on our business operations and financial performance. With respect to any particular country, these risks may include:
•	expropriation and nationalization of our assets in that country;
•	political and economic instability;
•	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;
•	currency fluctuations, devaluations, and conversion restrictions;confiscatory taxation or other adverse tax policies;
•	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;
•	governmental activities that may result in the deprivation of contract rights; and
•	governmental activities that may result in the inability to obtain or retain licenses required for operation.

Due to the unsettled political conditions in many mineral-producing countries, our financial performance is subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. Our operations may be conducted in areas that have significant amounts of political risk and any disruptions in operations could increase our operating costs.

Community disputes in the countries and territories in which the Company operates may have a negative effect on the Company’s operations.

Some of the Company’s current and potential operations are located in or near communities that may regard the mining operations as being detrimental to their circumstances. Community expectations are typically complex with the potential for multiple inconsistent stakeholder views that may be difficult to resolve. Stakeholder opinion and community acceptance can be subject to many influences, for example, related industries, operations of other groups, local, regional or national events in other places where we operate. In the extreme, our operations may be a focus for civil unrest or criminal activity.

Chilean law may permit extension of liability beyond the Company to our officers, directors and owners, which could serve as a deterrent to our ability to attract and hire qualified personnel or obtain investment in our Company.

Under Chilean law, a company is generally only liable to the extent of its assets for any claims arising within Chile.  However, in some cases such as labor accidents and fraud (corruption, money laundering and financing of terrorism), a company’s responsibility and liability may be extended to the owners, directors and officers.  The risk of liability extending beyond the corporate entity may deter highly-skilled and talented individuals from working for or investing in the Company, which may result in our inability to grow our business.

Economic and political developments in Chile may adversely affect our business.

All of our operations and assets are located in Chile.  As a result, our financial condition, results of operations and business may be affected by and are subject to the general condition of the Chilean economy, the devaluation of the Chilean peso as compared to the U.S. Dollar, Chilean inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Chile, including changes in the laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, over which we have no control.  There can be no assurance as to the future effect of any such changes on our results of operations, financial condition, or cash flows.

Fluctuations in foreign currency rates, in particular the Chilean peso, may materially affect our results of operations.

The Company carries on its primary business activity outside of the United States. Accordingly, it is subject to the risks associated with fluctuation of the rate of exchange of other foreign currencies, in particular the Chilean peso, the currency in which much of the Company’s costs are paid, and the United States dollar, the currency for calculating the Company’s sales of minerals based on the world’s commodity markets. Financial instruments that impact the Company’s net earnings or other comprehensive income due to currency fluctuations include: Chilean peso denominated cash and cash equivalents, accounts receivable, accounts payable, and investments in mining interests. Such currency fluctuations may materially affect the Company’s financial position and results of operations.

All of our assets and most of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers.

All of our assets are located outside the United States. In addition, most of our directors and officers are nationals and/or residents of a country other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or our directors and officers.

As we face intense competition in the mineral exploration industry, we will have to compete with our competitors for financing and for qualified managerial and technical employees.

Our mineral properties are in Chile and our competition there includes large, established mining companies with substantial capabilities and with greater financial and technical resources than we have.  As a result of this competition, we may have to compete for financing and be unable to acquire financing on terms we consider acceptable.  We may also have to compete with the other mining companies in the recruitment and retention of qualified managerial and technical employees.  If we are unable to successfully compete for financing or qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

Government regulation may adversely affect our business and planned operations.

Mineral exploration and development activities are subject to various Chilean laws governing prospecting, development, taxes, labor standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people, and other matters.  We cannot assure you that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail our exploration or development of our properties.

The Company’s mining, exploration and development projects could be adversely affected by amendments to such laws and regulations, by future laws and regulations, by more stringent enforcement of current laws and regulations, by changes in policies of Chile and the United States affecting foreign trade, investment, mining and repatriation of financial assets, by shifts in political attitudes in México and by exchange controls and currency fluctuations. The effect, if any, of these factors cannot be accurately predicted. Further, there can be no assurance that the Company will be able to obtain or maintain all necessary licenses and permits that may be required to carry out exploration, development and mining operations at its projects.

As we undertake exploration of our mineral property, we will be subject to compliance with government regulation that may increase the anticipated time and cost of our exploration program, which could increase our expenses.

We will be subject to the mining laws and regulations in Chile as we carry out our exploration program. We will be required to pay mining taxes to the Chilean government. We will be required to prove our compliance with relevant Chilean environmental and workplace safety laws, regulations and standards by submitting receipts showing the purchase of equipment used for workplace safety or the prevention of pollution or the undertaking of environmental remediation projects before we may be able to obtain certain permits. If our exploration activities lead us to make a decision to go into mining production, before we initiate a major drilling program, we may have to obtain an environmental impact statement authorization. This could potentially take more than 10 months to obtain and could potentially be refused. New regulations, if any, could increase our time and costs of doing business and prevent us from carrying out our exploration program. These factors could prevent us from becoming profitable.

Risk Related to an Investment in Our Securities and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have had limited responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	Inadequate segregation of duties consistent with control objectives

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources.  We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. We currently have to comply with these rules. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

Our common shares are subject to the “Penny Stock” Rules of the SEC, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted regulations that generally define a "penny stock" to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Our common shares are currently regarded as a “penny stock”, since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for its shares is less than $5.00 per share. The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide a customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer's account, and to make a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser's written agreement to the transaction. To the extent these requirements may be applicable; they will reduce the level of trading activity in the secondary market for the common shares and may severely and adversely affect the ability of broker-dealers to sell the common shares.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly-trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-BB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

We have not and do not intend to pay any cash dividends on our common shares and, consequently, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We have not, and do not, anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common shares are currently traded under the symbol “SWVI,” but currently with low or no volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or nonexistent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholder should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Holders of the Preferred Stock have certain voting rights, which if voted collectively, could result in a control of any matters put before the Company’s stockholders for a vote.

We have issued a total of 5,000,000 shares of Preferred Stock.  Each share of Preferred Stock holds the right to 100 votes for each share of common stock brought before the stockholders for a vote.  Holders of the Preferred Stock have voting rights with respect to matters that generally require the approval of voting stockholders, in addition to voting rights as specifically required by Nevada law . In the event the holders of Preferred Stock vote collectively as to any matter put before a vote, such holders of Preferred Stock could control the vote.  While the holders of Preferred Stock have not advised that they intend to vote collectively on any matter, nor are we aware of any voting agreements currently in place, we cannot know with certainty that such holders of Preferred Stock will not vote collectively in the future or enter into any voting agreements.

If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 550,000,000 shares of common stock with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, $0.001 per share.  Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our shareholders.  Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock.  If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current shareholders.

There may be future dilution of our common stock as a result of the conversion of our outstanding preferred stock, which may adversely affect the market price of our common stock.

We have issued 5,000,000 shares of Preferred Stock.  Each share of Preferred Stock will be convertible at the option of the holder thereof into 50 shares of our common stock. The conversion of some or all of the Preferred Stock will dilute the ownership interest of our existing common stockholders. Any sales in the public market of our common stock issuable upon such conversion could adversely affect prevailing market prices of the outstanding shares of our common stock and the Preferred Stock. In addition, the existence of our Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Preferred Stock could depress the price of our equity securities.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Transaction, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non-“shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K reflecting our status as a non-“shell company” and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements.  We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with the financial statements  of Mid Americas Corp., including the notes thereto, appearing elsewhere in this report.  The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.  All references to currency in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section are to U.S. dollars, unless otherwise noted.

Overview

Mid Americas was incorporated in the country of Belize on April 23, 2012.  On January 31, 2013, Mid Americas effected a 100 for 1 forward stock split effectively increasing the issued and authorized share capital from 5,000 to 5,000,000 shares, and reducing the par value per share from $10 to $0.001 per share. Mid Americas is a natural resource exploration stage company and anticipates acquiring, exploring, and if warranted and feasible, developing natural resource assets.  To date, Mid Americas’ activities have been limited to formation, the raising of equity capital, and the development of a plan to develop and monetize the Algarrobo property. Mid Americas’ primary asset is an option agreement, as amended, to acquire 75% of certain mining concessions in Chile.

Our management’s discussion and analysis of our financial condition and results of operations are only based on Mid Americas’ current business.  Our previous shell company’s results of operations are immaterial and will not be included in the discussion below.

Results of Operations for the Year Ended June 30, 2012 and for the period from Inception until December 31, 2012

We do not have any revenues and have not had any revenue since inception on April 23, 2012.

As we were incorporated on April 23, 2012 we do not have any prior fiscal year comparable figures reflected on our financial statements.   We have audited our financial statements from Inception to December 31, 2012.  Our fiscal year end is June 30, 2012.

From inception to December 31, 2012 we have had a net loss of ($51,850), which is comprised of consulting fees of $50,000 and incorporation costs of $1850. Our operations through to the date of this report have been concentrated on raising the funding required to fund the payments under the Option Agreement, the commissioning of a title opinion on the property, undertaking a geological report which qualifies under NI 43-101 as required by the Canadian regulatory authorities, coordinating with accountants in regard to structure of ongoing operations and coordinating the building of the onsite camp for the housing of workers on the mining concessions.  The Optionors have been working to expose additional exploration and development sites in readiness for the commencement of increased production on the property as we finalize the required financing.   We are currently negotiating a contract with  an engineering firm to undertake a production study on the property, however no contract has been finalized.

We have accounts payable of $2,850 which relates to an additional payment of $1,000 to the Optionor of the Property by a funder and $1,850  due for incorporation costs.  During the six month period ended December 31, 2012, we did not incur any operating expenses. All of our operating expenses were incurred prior to our fiscal year ended June 30, 2012.

Basic and diluted losses per share for the six months ended December 31, 2012 was ($0.00).

Liquidity and Capital Resources

As at the time of this filing, we are an exploration stage company intending to be engaged in the exploration of mineral properties. To date, we have not generated any revenues.

Cash on hand at December 31, 2012 and June 30, 2012 was $Nil.  Our total assets are comprised solely of an investment in our Option which was $951,000 as at December 31, 2012 as compared to $300,000 as at June 30, 2012.    Our assets increased as paid payments under the Option Agreement by way of the collection of subscription receivables as at June 30, 2012 in the amount of $651,000.

We have a working capital deficit of ($2,850) as at December 31, 2012.

On April 23, 2012, we received share subscriptions for a total of 5,000 shares at a purchase price of $200 per share for total proceeds of $1,000,000.

As at December 31, 2012 and the date of this filing we have no cash for operations.

We will look to our parent, Swingplane Ventures, Inc. for funding of our commitments and for operations.   In order to improve our liquidity, we intend to pursue additional equity financing from private investors or possibly a registered public offering.  We currently do not have any arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

As outlined below, our current cash requirements are significant due to planned exploration and development of current projects, and we anticipate generating losses. In order to execute on our business strategy, including the exploration and development of our current mining property, we will require additional working capital, commensurate with the operational needs of our planned drilling projects and obligations.  Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund exploration and development of our projects. There are no assurances that we will be able to raise the required working capital on terms favorable to us, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force us to cease our operations.

Plan of Operation

As of the date of this Current Report, we have yet to generate any revenues from our business operations and we do not expect to generate any revenues in the near future.

We estimate that in the next twelve months we will require a minimum of $12,000,000 of which we will expend approximately $1,000,000 for operations and $11,000,000 under the Option Agreement to fund our mining project in Chile. This budget does not include any funds for the acquisition of any additional projects.

We are an exploration stage company and are in the early stages of developing and executing our business plan. As of the date of this report, we have not generated any revenues and are just commencing operations under our new business initiative. As a result, we have generated operating losses since our formation and expect to incur substantial losses and negative operating cash flows for the foreseeable future as we attempt to undertake our business plan. Our ability to continue may prove more expensive than we currently anticipate and we may incur significant additional costs and expenses. These conditions could further impact our business and have an adverse effect on our financial position, results of operations and/or cash flows.

We cannot sustain our operations from existing working capital as we have not generated any revenues and there can be no assurance at this time that we can generate significant revenues from operations.

We will require additional working capital, as we currently have inadequate capital to fund our business strategies, which could severely limit our operations.

We do not  have sufficient funding to meet our obligations over the next twelve months.   We are currently seeking financing from several sources and we intend to file a registration statement for $12,000,000.  There can be no assurance that we will be successful in our fund raising efforts.  Our ability to meet our financial liabilities and commitments is primarily dependent on the continued issuance of equity to new stockholders, the ability to borrow funds, and ultimately upon our ability to achieve and maintain profitable operations. There can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

These estimates outlined below may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.  We do expect that if we raise the $11,000,000 required for operations to commence significant production on our mining concessions that we will have revenues to offset expenses but we cannot accurately predict at this time what those revenues may be or if we will have any revenues at all.

Description	Estimated Completion Date	Estimated Expenses ($)
Legal and accounting fees	12 months	200,000
Management salaries and consulting fees	12 months	500,000
Exploration and production expenditures, including equipment purchases, employees and operations of our mining concessions	12 months	10,000,000
Office expenses	12 months	100,000
Property payments	12 months	750,000
Working Capital	12 months	450,000
Total		12,000,000

We intend to meet our cash requirements for the next twelve months by way of equity and debt.  We currently do not have any arrangements in place to complete any financings and there is no assurance that the funds will be available when required or that we will be successful in completing any equity financings or debt financings.  There is no assurance that any such financing will be available or if available, on terms that will be acceptable to us.  We do not currently have sufficient funds to fund our operations, we may not raise sufficient funds to carry out our business plan and we may lose the option on the mining concessions.

Off Balance Sheet Arrangements.

None.

Contractual Obligation Table

The following table outlines payments due under our significant contractual obligations over the periods shown, exclusive of interest:

Payments due by Period
Contractual Obligations	Less than	One to	Three to	More Than
	One Year	Three Years	Five Years	Five Years	Total
Operating Lease Obligations	$10,750,000	$10,000,000	$-	$-	$20,750,000
Long-Term Debt Obligations	$-	$-	$-	$-	$-
Capital Lease Obligations	$-	$	$-	$-	$-
Purchase Obligations	$-	$-	$-	$-	$-
Other Long-Term Liabilities	$-	$-	$-	$-	$-

The above table outlines our obligations as of February 18, 2013 and does not reflect any changes in our obligations that have occurred after that date.

Critical Accounting Policies and Estimates

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in the Notes to our Financial Statements.

Recently Issued Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements will have a material impact on its financial condition or the results of its operations.

DESCRIPTION OF PROPERTY

Executive Offices

Due to frequent travel, our executive staff general offices remotely from the corporate offices in Chile. These offices provide mail, telephone answering services and the use of office facilities as required. The fees for these offices are approximately $300 per month. Our offices are at Alcantara 200, piso 6, Las Condes, Santiago, Chile 7550159.  Our telephone number is 800-373-0537.  Mr. Voyer provides office space in Canada at his current residence for the provision of his services to the Company, free of charge.

Mineral Property

Information Related to our Mining Concessions:

Measurement & Currency

Conversion of metric units into imperial equivalents is as follows:

Metric Units	Multiply by	Imperial Units
hectares	2.471	= acres
meters	3.281	= feet
kilometers	0.621	= miles (5,280 feet)
grams	0.032	= ounces (troy)
tonnes	1.102	= tons (short) (2,000 lbs)
grams/tonne	0.029	= ounces (troy)/ton

Cautionary Note to United States Investors

We caution U.S. investors that the Company may have materials in the public domain that may use terms that are recognized and permitted under Canadian regulations, however the U.S. Securities and Exchange Commission (“S.E.C.”) may not recognize such terms. We have detailed below the differences in the SEC regulations as compared to the Canadian Regulations under National Instrument NI 43-101.

S.E.C. Industry Code	National Instrument 43-101 (“NI 43-101”)
Reserve: That part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The United States Securities and Exchange Commission requires a final or full Feasibility Study to be completed in order to support either Proven or Probably Reserves and does not recognize other classifications of mineralized deposits. Note that for industrial mineral properties, in addition to the Feasibility Study, “sales” contracts or actual sales may be required in order to prove the project’s commerciality and reserve status.

Mineral Reserve: The economically mineable part of a Measured or Indicated Mineral Resource demonstrated by at least a Preliminary Feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Proven Reserves: Reserves for which a quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, grade and/or quality are computed from the results of detailed sampling; the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, share, depth and mineral content of reserves are well established.

Proven Mineral Reserve: The economically mineable part of a Measured Mineral Resource demonstrated by at least a Preliminary Feasibility study. This study must include adequate information on mining, processing, metallurgical, economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction is justified.

Probable Reserves: Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Probable Mineral Reserve: The economically mineable part of an indicated, and in some circumstances, a Measured Mineral Resource, demonstrated by at least a Preliminary Feasibility Study. This study must include adequate information on mining, processing, metallurgical, and economic and other relevant factors that demonstrate, at the time of reporting, that economic extraction can be justified.

Index of Geologic Terms

TERM	DEFINITION
Diorite	A grey to dark grey, intermediate intrusive rock comprised predominantly of plagioclase feldspar, biotite, hornblende and/or pyroxene.
Direct Shipping Ore
Ore produced from the grond that can be shipped directly to ENAMI requiring no additional processing.  Currently, Direct Shipping Ore contains a minimum average grade of 9%, with 12% accepted without penalty

ENAMI	Empresa Nacional de Mineria, Chile’s National Mining Company. Owns and operates a processing facility, including smelter, at Copiapo, approximately 45 km south of the Property
Gangue Minerals	Non-economic minerals that accompany primary mineralization, often includes minerasl such as calcite, chlorite, quartz and sericite
Iron oxide-Copper-gold (IOCG)
A deposit dominated by iron, as hematite and/or magnetite, accompanied by potentially economic grades of copper.  Often accompanied by highly anomalous to potentially economic cobalt, gold, molybdenum, Platinum Group Elements (PGE), Rare Earth Elements (REE) and/or silver.

Main Mineralized Trend	An approximately 8 km x 2.5 km area containing the majority of the known, well mineralized, high grade, copper-bearing veins – exposed predominantly within the Roble tenures

Major Veins	Three, well developed, high grade copper-bearing veins hosting the majority of the historical workings and mines. The three Major Veins are the Estaca, Descubridora and Panga veins
Olivine gabbro
A mafic intrusive rock having an equivalent composition to basalt.  Gabbro contains predominantly of pyroxene and plagioclase, with subordinate amphibole and olivine.  When olivine is relatively abundant, the rock is referred to as an Olivine Gabbro.

Oxidized Environment
A chemical environment, often at or near surface, or in contact with oxidized surface waters, in which oxygen is available for chemical reactions and/or elements with muiltiple valence numbers can lose an electron, increasing their positive charge (i.e. Fe2+ to Fe 3+)

Primary Minerals
The most abundant minerals characterizing a deposit or a particular rock type.  The mineral(s) by which a rock or deposit-type would be named.  For example, an Iron Oxide-Copper-Gold deposit would have the primary mineral “Iron oxide” (as magnetite and/or hematite), “Copper” and “Gold”.

Quartz Diorite
An intrusive rock having quartz, alkali and plagioclase feldspar as the primary components.  Quartz content can vary between 5 and 20 % by volume.  May contain biotite, amphibole and/or pyroxene as mafic minerals.

Reduced Environment	A chemical environment, often at depth below surface, characterized by a lack of free oxygen, in which minerals are characterized by sulphide minerals.
Secondary Minerals
Minerals having a lower abundance than the Primary Minerals accompanying a rock or deposit-type.  For example, cobalt, molybdenum, silver, etc can accompany IOCG deposits but are neither specific to them nor define them.  Secondary minerals is also used to refer to alteration minerals formed by the alteration from original, primary minerals.

Sulphosalts
A complex suite of minerals having solid solution replacement between end members.  An example of a sulphosalt end member is Tetrahedrite (Cu)12Sb4S13).  Substitution and replacement of antimony with arsenic results in Tennantite (Cu12As4S13).  Other elements involved in substitution/replacement include silver, zinc, lead, bismuth, vanadium, etc.

Supergene
Used to describe both alteration and a chemical environment in which metals liberated through oxidation in an oxidized, often near surface environment, move downward to the base of the oxizied zone and precipitate the metals.  .

Supergene Enrichment	Supergene enrichment is the process by which metals move downward to the base of the oxidized zone and enrich underlying mineralized zones, resulted in higher grade mineralization
Vein
A vein is a linear feature that was once open (i.e. a fracture, fault) and has since been infilled with one or more minerals as a result of fluid movement.  Quartz veins (i.e. veins dominated by quartz) are the best known examples.  On the Property, many of the veins have been filled with one or more copper minerals disseminated within either hematite and/or magnetite

Algarrobo Property

Location and Means of Access

The Algarrobo Property (the “Property”) is located approximately 850 km north of Santiago, in the III Region, Province of Copiapo, Chile.  The city of Copiapo is located approximately 45 km to the southeast and the small port city of Caldera is 25 km to the east.  The approximate center of the Property is located at 27° 2’ 48” S Latitude, 70° 34’ 4” W Longitude.

The Property consists of 21 “Angela” and 11 “Roble” tenures, comprising a total of 6,161 ha (15,224 acres) approximately 25 km east of the community and port at Caldera.  All of the tenures are in the process of being converted from Pedimentos to Mensuras so as to provide confidence in, and stability of, title sufficient for further development and exploitation of the interpreted mineral potential currently available on the Property.  The Roble set of tenures surround competitors tenures covering workings defining the “Major Veins” and the “Main Mineralized Trend.”

Access to the property is available year round.  The Camina Japanese (“Japanese Road”) passes through the southern portion of the Property and Route 5 Highway is located approximately 10 km east of the Property.  Two routes are available to the Property, one following the paved highway from Copiapo to Caldera and the western boundary of the Property (Route 5).  Partially graveled roads extend approximately 10 km northwest from the Camina Japanese, with the remainder of the Property accessed via a network of roads, trails and tracks comprised of packed sand and over exposed bedrock.

The second, recommended, route follows the Camina Japanese for approximately 41 km from Copiapo, then through a well defined road through the sand to the southeastern boundary of the Property.  This route represents a one way distance of approximately 60 km, requiring a driving time of approximately 1 hour from Copiapo.

Resort-style, tourist facilities are available in Caldera, located approximately 25 km east of the core of the Property.  Hotel and Cabana-style rental facilities are available for short term rent.

PERU
BOLIVIA
CHILE
ARGENTINA
ALGARROBO PROPERTY
Chuquicamata
Mantos Blancos
Mantoverde
COPIAPO
Candelaria
ARICA
IQUIQUE
TOCOPILLA
CALAMA
ANTOFAGASTA
TALTAL
CHANARAL
CALDERA
LA SERENA
VICUÑA
OVALLE
ILLAPEL
KILOMETRES
0
200

Scale 1 : 10,000,000

PERU
BOLIVIA
PARAGUAY
ARGENTINA
South Pacific Ocean
South Atlantic Ocean
Atacama Desert
Arica
Iquique
Antofagasta
Chañaral
Isla San Ambrosio
Isla San Félix
Coquimbo
Valparaíso
SANTIAGO
San Antonio
Rancagua
Archipiélago Juan Fernández
Talcahuano
Concepción
Lebu
Temuco
Puerto Montt
Punta Arenas
Strait of Magellan
Easter Island and Isla Sala y Gomez are not shown.
0 200 400 km
0 200 400 mi

Scale 1 : 30,000,000

SWINGPLANE VENTURES INC.		
ALGARROBO PROPERTY CALDERA MINING DIVISION		
LOCATION MAP		
Lat: 27° 2′ 48″ S Long.: 70° 34′ 4″ W	III Region Chile	RTW, P. Geo.
Scale: 1:30,000,000 1:10,000,000	Dec., 2012	**Figure 1**

N
S
W
E
ANGELA UNO 1 AL 12
ANGELA CUATRO 1 AL 7
ANGELA DIEZ
ANGELA TRES 1/6
ANGELA SIETE
ANGELA OCHO
ANGELA NUEVE
ANGELA VEINTIUNO
ANGELA DIECINUEVE
ANGELA DOCE
ANGELA VEINTIDOS
ANGELA TRECE
ANGELA VEINTITRES
ANGELA DIECICATORCE
ANGELA VEINTICUATRO
ANGELA VEINTE
ANGELA DIECIQUINCE
ANGELA VEINTICINCO
ANGELA DIECISEIS
ANGELA DIECISIETE
ANGELA DIECIOCHO
ROBLE 9 1 AL 9
ALICIA 1 AL 20
BERTA
MARIA
CALDERA
ESTACA FORTUNA
ROBLE 10 1 AL 3
ROBLE 5A 1 AL 9
TORPEDERAS 1/3
ROBLE 5B 1 AL 19
ROBLE 5 1 AL 10
ROBLE 5C 1 AL 20
LIEBE UNO 1/13
ROBLE 4 1 AL 23
CONFIANZA 1/3
RINCON
ROBLE 4B 1 AL 9
VIUDA
DULCINEA 1/6
ESTACA
DIANA
LIEBE UNO 1/10
SAN SEBASTIAN 1 AL 16
NORMA
DULCINEA 1/6
DESCUBRIDORA 2
EMILIANA 2/7
EMILIANA
ROBLE 3 1 AL 5
ROBLE 2A 1 AL 9
ROBLE 2B 1 AL 3
ROBLE 2
PERU
ROSALBA
PARAGUAY
ROSA ELENA
URUGUAY
Legend
Property
Competitor_Tenures
Tenures_PSAD56
2,800
1,400
0
2,800 Meters
1:75,000

Note:  the Tenure Map (preceding figure) shows only the tenures comprising the Property and Competitors tenures at the core of the Property.  It does not show any of the tenures owned by Competitors adjacent to the Property.

Previous Operations

The following has been modified from a report prepared by the Optionor which we call the Stromberger Report (2000):

High grade copper mineralization was discovered in the late 1700’s, with initiation of large scale industrial mining in 1868 which continued for approximately 25 years.  1n 1890, Francisco San Roman reported that approximately 800,000 tons of ore grading in excess of 12% Cu had been extracted and that approximately the same tonnage remained in the “waste” dumps, grading between 3% and 4% Cu.

Ore quality and reserves were sufficiently high for the British operator of the mines at that time to construct a 20 km rail line between Caldera and the mines to facilitate transport of ore and reduce shipping costs.  In addition, the rail line was intended to increase efficient exploitation of ore by reducing the cut-off grade of direct shipping ore from 12% due to the inconvenient location and high transportation costs.  “High grade ore”, comprised of ore greater than 15% Cu was shipped directly to England, while “low grade ore”, grading less than 15% Cu, was processed at a local smelter in Caldera prior to shipment to England.  The railway remained in operation into the 1940’s.

In the mid-1900’s, a road was constructed to Caldera, which resulted in successive phases of mineral extraction through further processing of the “waste” dumps.  Such work was limited, predominantly comprised of manual operations emphasizing further extraction of vein material from existing workings.

Mining operations resulted in approximately 35 mines, ranging from near surface workings to more extensive mining operations extending several hundred metres below surface (the deepest being the Viuda at 450 m below surface).  Historical mining activity centered around three main mineralized trends, as follows:

•	Panga, Ecuador, Urguay, etc. in the north

•	Descubridora, Estaca, Viuda, etc. in the center

•	Buena Vista, Alicia, etc. in the south

Within these old mines, copper, as copper oxides, were mined to an approximate depth of 120 meters, while underlying copper sulfides were mined to greater depth (i.e. 450 meters in the Viuda Mine).  No information is available regarding the amount of ore extracted from the old mines; however, an estimated 800,000 tonnes of “waste” mine dumps remain in the area.  Based on the amount of material in these dumps and the size of the workings, an estimated 2,500,000 tonnes of material was extracted, with an estimated 1,000,000 tonnes of ore shipped.

The “waste” dumps remaining on-site from mining activity by the British operator have been reprocessed three times by local miners between 1960 and 1980.  Available records document that the initial phase of reprocessing produced ore grading between 6 – 8% Cu.  During the second phase of reprocessing, the ore produced graded between 4 – 6% Cu and the third phase of reprocessing produced ore grading between 1.5 – 2% Cu.  Based on these results, it has been estimated that the British operator probably had a cut-off grade of approximately 6% Cu.

In the period between 1920 and 1997, sporadic manual production by local miners (pirquineros) was carried out on extensions of the veins previously mined by the British, as well as on numerous new veins identified.  New workings on these more recent vein discoveries are generally shallow, with depths limited to between 5 meters to 40 meters below surface.  Local pirquineros claim that until 1973, they sold ore grading 6% Cu and higher to ENAMI as direct smelting ore (i.e. as mined, no additional processing).  In 1973, ENAMI raised the cut-off grade for direct smelting ore to 12% Cu.  All of the ore mined by the pirquineros was hand sorted to meet the ENAMI requirements.  All pirquinero activity on the Property ceased in 1997 when the world copper price dropped.

In 1996, Minera Aguilander, a local mining company, began a leaching project at Algarrobo, with the intention of processing material in the remaining “waste” dumps, which had assayed grades between 1.5% and 2.5% copper.  This project was also halted in 1997 due to the drop in world copper prices.

In 1997, American Canyon Mining Chile Ltda. (hereafter referred to as “ACM”) started a test operation of processing mine dumps in leach pads on site.  Approximately 9000t of material was crushed, screened and piled after laboratory leach tests showed satisfactory results.  The world-wide drop in the price copper halted the project in 1998.

Since 1998, ACM has undertaken further exploration of the property in order to determine the mineral potential remaining in the old mines, as well as the one of possibly un-mined vein extensions.  In 2000, ACM undertook a sampling program of existing workings, including samples of mineralization from vein exposures at surface, remaining pillars and wall rocks from existing underground workings, as well as pirquinero workings, test pits and mine (“waste”) dumps.  A total of 187 samples were recovered as part of this program.

A reverse circulation drill program comprised of 15 holes, totaling 704 m, was completed in 2009 (Note: Samples reportedly analyzed by Acme Analytical laboratories Ltd in Copiapo, Chile, however, original certificates not available.  The Company is attempting to recover the certificates).  Collar information (Datum PSAD56, Zone 19S) is provided below.

Hole	Easting	Northing	Azimuth	Inclination	Total Depth (m)
1	344447	7007383	350°	50°	48
2	344432	7007391	230°	50°	86
3	344585	7007378	320°	40°	88
4	344620	7007475	165°	45°	57
5	344620	7007506	125°	65°	64
6	344583	7007449	200°	60°	60
7	344432	7007394	40°	40°	48
8	345096	7007889	90°	70°	108
9	344456	7007368	350°	45°	70
10	344013	7007230	330°	45°	75
				Total	704

Holes 1 to 3 and 9 did not intersect any veins, however, they did document elevated background copper values ranging between 0.15 and 0.7%.  Holes 11, 12, 13 and 14 were abandoned at 25m in sand, limited by the maximum amount of casing provided by the driller.  Hole 15, with 3m of sand cover, was drilled into, and terminated within, a dyke after 65m (G. Stromberger, pers. comm. 2012).

Hole 4 documented 2 mineralized vein intercepts, as follows:

14m - 16m – 2 m at 1.85%
16m - 18m – 2 m at 2.66% - Note: average 2.255% over 4 m (true thickness not known)
30m - 31m – 1 m at 2.19%
31m - 34m – 3 m at 1.95% - Note: average 2.07% over 4 m (true thickness not known)
Background copper values between 0.1% - 0.75%

Hole 5 was collared approximately 30 m north-northeast of Hole #4 and oriented towards old dumps below road.

0m -10m - sand
10m - 46m - background copper values between Cu 0.1% - 0.8%
46m - 48m – 2 m at 3.2%
48m - 50m – 2 m at 2.5% - Note: average 2.85% over 4 m (true thickness not known)
50m - 64m - background copper values between 0.2% - 1.05%

Hole 6 collared approximately 50 m west-southwest of Hole 4 along the road east of camp and documented:

0m- 26m - background copper values between 0.2% - 0.5%
26m - 30m – 4 m at 0.7%
30m - 32m – 2 m at 1.1%
32m - 38m – 6 m at 1.4%
38m - 40m – 2 m at 1.3% - Note: average 1.32% over 10 m (true thickness not known)
40m - 42m – 2 m at 0.8%
42m - 60m - background copper values between 0.15% - 0.20%

Hole 7 was collared on the big platform (location of the current Production Drift, 10 m from Holes 1 and 2, in an attempt to intersect the vein at shallower level (Holes 1 and 2 interpreted to have passed below vein).

4m - 10m at 0.2%
10m - 14m at 0.5%
14m - 16m at 1.3%
16m - 18m at 2.4%
18m - 20m at 2.9% - Note: average 2.2% over 6 m (true thickness not known)
20m - 24m at 0.9%
24m - 28m at 1.8%
28m - 30m at 0.8%
30m - 34m at 0.9%
34m - 36m at 1.1%
36m - 38m at 0.9%
38m - 40m at 0.7%
40m - 44m at 1.3%
44m - 48m at 0.9%

Hole 8 was drilled approximately 630 m east-northeast of Hole 5 so as to intersect the projection of the Mantos Ossa vein in the sub-surface.  The hole documented:

9m - 59m - background copper values between 0.1% - 0.8%
59m - 61m – 2 m at 1.8%
61m - 63m – 2 m at 2.3% - Note: average 2.05% over 4 m (true thickness not known)
63m - 108m - background copper values between 0.1% - 0.9%

Hole 10 was collared approximately 500 m west of camp, 15 m northwest of road.

5m - 38m background copper values between 0.15% - 0.75%
38m - 40m at 2.2%
40m - 42m at 3.2% - Note: 2.85% over 4 m (true thickness not known)
42m - 75m background copper values between 0.1% - 0.6%

Present Operations

Note: all locations made with reference to the PSAD56 Datum, Zone 19S.

The Property is currently undergoing small scale development for the purposes of selling direct shipping ore to the Chilean government owned and operated ENAMI facility in Copiapo.  In January, 2012, the property owner had two drifts opened, the the “Veta Gruesa Centre Drift”, located approximately 150 m east of Camp (UTM Coordinates 344250E, 7007021 N) and the “Exploration Drift”, located approximately 190 m west of Camp (UTM Coordinates 344120E, 7007368 N).  Both drifts are approximately 4 m x 4 m and have been driven into the Veta Gruesa, another high grade vein sub-parallel to the four major veins but previously undeveloped as it is located beneath a veneer of sand cover at the southern margin of the Cerro Algarrobo bedrock exposures.

As of Dec. 10, 2012, the property vendor has opened another two drifts and is supervising work to open a fifth to provide additional production fronts for development.  All are located to the northwest of the “Exploration Drift”.  The southernmost drift has been driven approximately 30 m along a splay of the Estaca Vein and is referred to as the “False Estaca Front” (UTM 343875 E, 7007949 N).  The next front has been opened along the projection of the main Descubridora Vein (UTM 343799 E, 7008248 N) and has exposed very high grade copper mineralization directly below sand cover.  Work is underway to expose another front on the high grade Descubridora Vein at a topographically lower level (UTM 343720 E, 7,008225 N) so as to further develop the vein at this location.

Direct Shipping Ore is being actively stockpiled from the the “Veta Gruesa Centre Drift”, the “False Estaca” Front and the “Descubridora Vein”.  Mineralization from the “Exploration Front” was found to consist of 3% copper, however, comprising an approximately 50:50 mix of oxide and sulphide Cu mineralization not currently suitable as Direct Shipping Ore.  Further development of this drift has been temporarily halted.

Subsequent to the Option Agreement between the property vendor and Swingplane Ventures Inc., an application has been made to ENAMI for the purposes of shipping ore from the Property to the ENAMI facility in Copiapo.  Once the certificate has been received, shipment of Direct Shipping Ore (having a minimum of 9% Cu content) currently being stockpiled on the Property can commence.

In addition to development of the drifts (described above), a further 19 veins have been exposed as possible fronts for further development.  These proposed fronts are located throughout the Property and have undergone limited excavation in order to expose, and confirm the presence of, the veins.  Each vein exposed contains a core of high grade Cu mineralization of variable width, having a minimum of at least 1 m, within, or having a halo of, lower grade copper mineralization.  No further work has been completed on these fronts pending a decision on how best to proceed with further development of the Property.

The property has already confirmed potential for high grade copper mineralized vein style mineralization. Previous work on the property (returned anomalous results for Au and, to a lesser extent, silver from surface and underground workings on, and immediately adjacent to, the property. Sampling associated with preliminary due diligence assessment of the property has confirmed anomalous results for gold (Au), silver (Ag), cobalt (Co), molybdenum (Mo) and the Light Rare Earth Elements (La and Ce).

Background levels of copper, between well mineralized veins, vary between 0.10% and 1.05%, with copper mineralization produced from veins on the Property ranging from low grade, copper leachable material (1.88% to 4.28% Cu), low grade "Direct Shipping Ore" (5% to 15% Cu) to very high grade, Brochantite-rich material grading up to 46.58% copper. Future work is proposed to further assess and evaluate potential for gold (Au), silver (Ag), cobalt (Co), molybdenum (Mo) and the Light Rare Earth Elements (La and Ce), as well as for Platinum Group Elements (PGE).

Worldwide Iron Oxide-Copper-Gold (IOCG) deposits represent a potential source for a diverse suite of metals and/or minerals, including base (Cu, Fe, Pb, Ni, Zn), precious (Au, Ag, PGE), Rare Earth Elements and strategic (Co, Bi, V).

Further work will need to be completed on the Property, both in terms of exploration and development, to further evaluate and quantify the mineral potential believed to exist on the Property. However, a brief review of IOCG deposits from around the world underscores the potential available.

Quality Controls/Quality Assurance Undertaken on the Algarrobo Property

Samples taken by the property vendor have been submitted to a variety of labs for analysis, some of which are not recognized as accredited labs.  Samples associated with the 2009 drill program were submitted to Acme Analytical Laboratories in Copiapo and we are attempting to recover the original certificates from this program.

An earlier drill program was reported by the property vendor in 2002, however, neither the drill collar information, sample descriptions nor analytical results are available.  We are attempting to recover these data.

The property vendor cannot recall to which lab samples from the 2000 sampling program of workings on the Property were submitted and efforts are being made to recover this information.

Finally, the property vendor has been submitting samples to a small, independent lab in Copiapo in order to obtain overnight results.  This lab is not believed to be an accredited lab.

As a result of the above, none of the results (except those from the 2009 drill program) have been reported.

Samples recovered from the Property by representatives of Mid-Americas Corp. and the Company, from short programs in both February and December, 2012, have been submitted to Acme Analytical Laboratories Ltd. in Copiapo, Chile.    Before the samples from the Algarrobo Property were taken to the Acme Analytical Laboratories preparation facility, they were under the direct supervision of R. Walker, Qualified Person.  Samples were delivered directly to Acme Analytical Laboratories in Copiapo, Chile for analysis by standard fire assay for gold and an aqua-regia digestion and ICP analysis for 37 elements.

As part of their analytical procedure, Acme Analytical Laboratories Ltd, an International Organization for Standardization (“ISO” 9001:2000) certified laboratory, utilizes a well-defined internal quality control protocol, as follows:

“Samples submitted are analyzed with the strictest quality control.  Blanks (analytical and method), duplicates and standard reference materials inserted in the sequences of client samples provide a measure of background noise, accuracy and precision.  QA/QC protocol incorporates a granite or quartz sample-prep blank(s) carried through all stages of preparation and analysis as the first sample(s) in the job. Typically an analytical batch will be comprised of 34-36 client samples, a pulp duplicate to monitor analytical precision, a -10 mesh reject duplicate to monitor sub-sampling variation (drill core only), a reagent blank to measure background and an aliquot of Certified Reference Material (CRM) or Inhouse Reference Material to monitor accuracy.  In the absence of suitable CRMs Inhouse Reference Materials are prepared and certified against internationally certified reference materials  such as CANMET and USGS standards where possible and will be externally verified at a minimum of 3 other commercial laboratories.  Using these inserted quality control samples each analytical batch and complete job is rigorously reviewed and validated prior to release. All the reported results were within acceptable detection ranges (less than 2 standard deviation variation).” (Acme web-site at http://acmelab.com).

Sample preparation, security and analytical procedures utilized by Acme Analytical Laboratories Ltd are considered to be adequate for this due diligence property evaluation and for the mineralization type encountered on the Property.

Samples for reporting purposes will continue to be submitted to certified labs such as Acme in the future.

Rock Formations and Mineralization

The Property is underlain by the Jurassic age Plutón Sierra El Roble, comprised of diorite, quartz diorite and olivine gabbro to the west and quartz diorite correlated to the Cretaceous age quartz diorite Plutón Cerro Moradito to the east.  The contact between these two igneous lithologies is interpreted as a geological, and therefore intrusive, contact, with the younger Cretaceous pluton intruded into the older Jurassic pluton.  The contact is irregularly exposed, covered by Quaternary aeolian and alluvial cover, but trends north-northeast – south-southwest.  On the east edge of the property, a younger dyke swarm is evident, both on the map and at surface, cross-cutting the Plutón Cerro Moradito.

Quaternary aeolian and alluvial cover, predominantly comprised of sand, blankets the Angela tenures and much of the Roble tenures at lower elevation.

The following has been modified from Stromberger (2000, pers. comm.):

“The Property, and immediately surrounding area, is interpreted to host three mineralized sets of fractures, of which at least 8 are well mineralized veins greater than 2.5 meters in thickness.  These mineralized systems appear to be aerially extensive, having an interpreted surface extend in excess of 300 meters.  Five of these mineralized veins have been subject to commercial mining.  The true strike length of these mineralized veins has been difficult to determine due to extensive sand cover prevalent at lower elevations.

At least 12 mineralized veins, having a minimum thickness of at least 1 meter and a visible surface extension in excess of 300 meters have been identified to date.  Many of these veins have been subjected to limited surface development by pirquineros, while others remain to be evaluated.  In addition, several hundred small veins to mineralized exposures, having a variety of orientations, are present, cross-cutting host lithologies.  A limited number of these occurrences have been worked to a limited degree by pirquineros.

The orientations of the most important vein systems are as follows:

035° - 045° / dipping 60° - 85° NW

055° - 065° / dipping 60° - 85° NNW

085° - 095° / dipping 60° - 85° N

Discontinuous workings along the main veins can be observed over a map distance of approximately 8 km, extending from the Panga mine in the north to the Buena Vista mine in the south.  The distance between the mined veins ranges from 5 meters to over 100 meters, with the highest density located in the central area.  Over large areas, continuity of individual veins could not be determined due to extensive sand cover.  The north and central areas of the documented mineralized area, located at higher elevations, have a documented oxidation zone, evident at surface, extending to depths between 80 and 120 meters.  The southern area, located at lower elevation, has a similar oxidation zone, extending between 30 and 60 meters below surface.  Underlying sulfide mineralization has been mined to a maximum depth of 450 meters (i.e. Viuda mine).

Vein thickness varies significantly in both the horizontal and vertical axis, with most of the mineralization occurring as irregular lenses.  At surface, the width of the Estaca vein varies between 0.05 and approximately 3 meters.  With increasing depth, there is a coincident increase in width, varying between 0.05 meters to more than 5 meters.  Maximum dimensions of mineralized lenses observed range up to 60 meters horizontally and 40 meters vertically, with widths between 1.5 meters and more than 5 meters (i.e. Estaca mine).

The dip of the veins varies between 45° and 90°, with an average of approximately 80° NW to N.

Hydrothermal alteration of the host rock adjacent to the veins is insignificant, comprising a halo to a maximum of 3 meters.  However, in areas having a dense network of thin to very thin mineralized fractures, alteration of the host rock may be more pronounced.

1.4 Mineralization

A large Iron Oxide-Copper-Gold (IOCG) mineralized system is interpreted to have been identified on the Property, interpreted to extends at least 8 km northeast-southwest and approximately 2.5 km wide.  Within this area are located approximately 35 old mines and a number of significant mineralized surface exposures.  Mines in the immediate area range from workings with limited sub-surface development (i.e. less than 40 m below surface) to extensive mining operations extending to depths up to 450 metres below surface.

Mineralization identified on the Algarrobo Property, and surrounding area, includes the following (Stromberger 2000):

Gangue Minerals: quartz, actinolite, tourmaline, calcite and chlorite.

Primary Minerals: pyrite, arsenopyrite, hematite, magnetite, chalcopyrite, bornite, molybdenite, cobaltite and gold.

Secondary Minerals: limonite, cuprite, malachite, chrysocolla, erythrite, chalcocite, covellite and bornite.

Alternatively, the minerals can be categorized as follows:

Reduced Environment: pyrite, arsenopyrite, chalcopyrite, bornite, molybdenite.

Sulphosalts: Cobaltite.

Transitional to Oxidized Environment (Supergene Enrichment): chalcocite, covellite.

Oxidized Environment: hematite, magnetite, cuprite, chrysocolla, erythrite.

Note: economic minerals in bold.

Mineralization described for the area is interpreted to comprise primary sulphide mineralization, as evident at depth, with a near surface oxidized zone extending to depths between 30 and 120 m below surface.  Supergene enrichment of economic metals is interpreted to have occurred in the near surface environment (i.e. within the oxidized zone), resulting in an overall increase in metal content and development of the suite of secondary, supergene and/or oxide minerals listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the closing date of the acquisition, February 20, 2013, regarding the beneficial ownership of our common stock, by (i) each person or entity who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each executive officer and named officer; (iii) each director; and (iv) all of our officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each of the stockholders named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned. Except as otherwise indicated, the address of each of the stockholders listed below is c/o  Swingplane Ventures, Inc., Regus Santiago Alcantara 200, piso 6, Las Condes, Santiago, Chile.

The percentages stated in the following table are based upon 235,000,000 shares issued and outstanding.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1) (%)
Common	Michel Voyer, Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director	10,000,000 common shares held directly	4.26%
Common	Johannes Lindorfer, Director	2,500,000 common shares held directly	1.06%
Common	Toucan Tropical Consulting Ltd. Cor 12 Baymen Ave and Calle Al Mar, Belize City, Belize	162,000,000 common shares held directly and 10,000,000 shares held indirectly. (2)	43.32%
Common	All Officers and Directors as a group (2 individuals)	12,500,000	5.32%

 (1) Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within 60 days of February 20, 2013. Shares issuable pursuant to the exercise of stock options and warrants exercisable within 60 days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.

(2)Toucan Tropical Consulting Ltd. (“Toucan”) holds a total of 10,000,000 shares of common stock and 2,640,000 shares of preferred stock convertible into 162,000,000 shares of common stock directly. Carlos De La Torre, the sole officer and director of Toucan holding voting and dispositive control over the shares held by Toucan holds a total of 10,000,000 common shares directly.

DIRECTORS AND EXECUTIVE OFFICERS

The following persons are our executive officers and directors of the Company as of February 18, 2013 and hold the positions set forth opposite their respective names.

Name	Age	Position
Michel Voyer	58	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director
Johannes Lindorfer	54	Director

Our directors hold office until the earlier of their death, resignation or removal by the stockholders of the Company or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.  We feel our officers and directors should serve in such capacity in light of our business structure because: they all have a degree or professional diploma or they have management knowledge, they have previous experience in the industry and are able to adapt to changes within the industry, and they are able to work resourcefully to strategize for the Company.

Biographies

Michel Voyer - Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director

On August 22, 2012,  Mr. Voyer was appointed as Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a Director of the Company.

Since September 1995, Michel Voyer has been working for Desjardins Group (the largest cooperative financial group in Canada) as a financial planner where he has developed and maintained a personalized relationship with wealthy individuals and business members. Michel Voyer has over 30 years of experience with companies involved in different sectors.

From October 1981 to August 1995, he worked as Director of Finance for Studio Green Scenes Inc., a manufacturer based in Montréal. He developed financial structures to expand the company across Canada. He implemented a market for import business with Guatemala, Mexico and U.S.A. and export business to U.S.A., France, Korea, and Japan.

Mr. Voyer graduated (B.A.A.) from Université du Québec à Montréal (U.Q.A.M.) in 1979 and is a financial planner (F.pl.), having become a member of the Institut québécois de planification financière (I.Q.P.F.) in 1998.   Mr. Voyer is not an officer or director of any other reporting issuers.  We believe that Mr. Voyer’s business knowledge and experience will be an invaluable resource as we further our exploration activities and begin operations.

Johannes Lindorfer - Director

On November 5, 2012, Mr. Lindorfer, was appointed as a member of the Board of Directors of the Company.

Mr. Lindorfer specializes in applied geology to engineering, mining and water treatment. He has over twenty years experience in management, planning and participating in numerous geotechnical, geological, metallurgical and other work in different areas of the mining sector.

From 2010 to current he has been employed by AMEC International Ingeniería y Construcción Ltda. Environment & Infrastructure Division E&I (Chile), Geology Area, Geotechnical Geology, working on the following projects:

·	Alhué Mining Project (Yamana Gold). Geotechnical and hydrogeological drilling for environmental impact studies of the tailings deposit expansion

·	Santo Domingo Project (MSD-Capstone). Geotechnical drilling oriented for the pits design and infrastructure plant and tailings pond.

·	Maricunga Project (Kinross) Drilling Supervisor, geotechnical mapping of core.

·	Andacollo (Teck), Structural mapping for tailings dam and adjacent facilities.

·	El Mauro Tailings (Minera Los Pelambres), Geotechnics for channel to tailings compoundment.

·	Santo Domingo (Far West Mining), geotechnical drilling oriented to pit and associated facilities.

·	El Toqui (Breakwater) geotechnical drillings for tailings dams.

·	Paz del Río (Votorantim) Colombia, geotechnical mapping control and auditing.

·	Cerro Bayo (Mandalay Resources) geotechnical drilling.

·	Cerro Negro Norte (CAP) geotechnical drilling.

From 2009 to 2010 he worked with Proyecto Minero IOCG, Algarrobo-El Roble, Caldera, III Región de Atacama, Chile on the development and expansion of their mining project.

For years 2007 and 2008 he worked with Investigaciones Mineras y Geológicas Ltda. (IMG) as geologist.

In addition to his work experience in Austria and Chile, he has worked in Australia, Bolivia, Mexico, the USA and Bhutan, in mineral exploration projects for Molybdenum, Tungsten, Gold, Copper, limestone, puzolan plaster, clay, aggregate, ornamental stones. Johannes has been involved in gold placer workings, limestone quarry and underground mine, puzolan, plaster, ornamentals stones, gravitational processing of Gold (wet and dry), flotation and leaching of copper minerals, exploration, documentation and geotechnical mapping of tunnels and facilities related with Hydroelectric Projects in Austria and Chile, and specializes in geological and geotechnical mapping and drilling, testing in situ.

Mr. Lindorfer undertook his studies at the Innsbruck University in Austria where he was enrolled with the registration number 7815249 at the Leopold Franzens Universitate Innsbruck from 1978 to 1990 at the Institute for geology and geology paleontology.

After numerous exams Mr. Lindorfer was granted his Cand Phil. He has not completed his PhD., however he took several years of studies and was granted status of PhD candidate, although not completing that degree he has substantial geological experience.

Mr. Lindorfer is not an officer or director of any other reporting issuers.

We believe that Mr. Lindorfer’s extensive industry knowledge will greatly benefit the Company’s business goals and operations.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.  The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended June 30, 2012.  All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors.  Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.  We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing audit, nominating or compensation committees, or committees performing similar functions.  Due to the size of our board, our Board of Directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors.  We do not have an audit, nominating or compensation committee charter as we do not currently have such committees.  We do not have a policy for electing members to the board.  Neither of our current directors are independent directors as defined in the NASD listing standards.

As future funding permits, it is anticipated that the Board of Directors will form separate compensation, nominating and audit committees, with the audit committee including an audit committee financial expert.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so upon the appointment of the proposed directors until such time as a separate audit committee has been established.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock.  Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company.  Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business.  Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders.  If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws.  Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o Swingplane Ventures, Inc. Alcantara 200, piso 6, Las Condes, Santiago, Chile 7550159.

Board Leadership Structure and Role on Risk Oversight

Michel Voyer currently serves as the Company’s principal executive officer and a director.  The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources.  The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.
Subsequent to the closing of the Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

EXECUTIVE COMPENSATION

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation

No director, officer or employee received compensation during the Registrant’s last two fiscal years.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Employment Agreements

The Company does not have any employment agreements.  Effective October 1, 2012 the Company entered into a consulting agreement with its sole officer, Mr. Michel Voyer for the payment of consulting fees in the amount of $10,000 per month plus expenses.   Mr. Voyer is currently drawing $5,000 per month and accruing the balance of the fees until such time as the Company can complete its financing.   The consulting agreement may be terminated by the Company upon a breach of the agreement or misconduct or fraud on behalf of the consultant.  Upon termination of this consulting agreement, Mr. Voyer shall be entitled to receive as his full and sole compensation in discharge of obligations of the Company to Mr. Voyer all sums due and payable under the consulting agreement to the date of termination and Mr Voyer shall have no right to receive any further payments; provided, however, that the Company shall have the right to offset against any payment owing to Mr. Voyer any damages, liabilities, costs or expenses suffered by the Company by reason of the fraud, negligence or wilful act of Mr. Voyer, to the extent such right has not been waived by the Company.

Outstanding Equity Awards at Fiscal Year End

We have no outstanding equity awards, including common stock options.

Compensation Committee Interlocks and Insider Participation

Mr. Michel Voyer, who was our sole officer and director at the time of execution of his consulting agreement, approved his executive officer compensation.

Other than the foregoing, no interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Director Compensation

No compensation has been paid to date by the Company to any non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers.

Review, Approval or Ratification of Transactions with Related Persons

We have not adopted a Code of Ethics and we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Related Party Transactions

Mid Americas was invoiced a total of $50,000 for consulting services with respect to negotiations of the original Option Agreement in April, 2012 by Toucan Tropical Consulting Ltd. Toucan is also the  controlling shareholder of Mid Americas holding 35.6% of the total issued and outstanding share capital.

Effective October 1, 2012, we entered into a consulting agreement with our sole officer, Mr. Michel Voyer, for the payment of consulting fees in the amount of $10,000 per month plus expenses.   Mr. Voyer is currently drawing $5,000 per month and accruing the balance of the fees until such time as the Company can complete its financing.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Director Independence

As of the date of this filing we do not have any independent directors.

We have developed the following categorical standards for determining the materiality of relationships that the directors may have with the Company. This information is not available on our Web site because such site is currently being redesigned with the new information on our current business.

A director shall not be deemed to have a material relationship with the Company that impairs the director's independence as a result of any of the following relationships:

1.
the director is an officer or other person holding a salaried position of an entity (other than a principal, equity partner or member of such entity) that provides professional services to the Company and the amount of all payments from the Company to such entity during the most recently completed fiscal year was less than two percent of such entity’s consolidated gross revenues;

2.	the director is the beneficial owner of less than five (5%) per cent of the outstanding equity interests of an entity that does business with the Company;
3.
the director is an executive officer of a civic, charitable or cultural institution that received less than the greater of one million ($1,000,000) dollars or two (2%) per cent of its consolidated gross revenues, as such term is construed by the New York Stock Exchange for purposes of Section 303A.02(b)(v) of the Corporate Governance Standards, from the Company or any of its subsidiaries for each of the last three (3) fiscal years;

4.
the director is an officer of an entity that is indebted to the Company, or to which the Company is indebted, and the total amount of either the Company's or the business entity's indebtedness is less than three (3%) per cent of the total consolidated assets of such entity as of the end of the previous fiscal year; and

5.
the director obtained products or services from the Company on terms generally available to customers of the Company for such products or services. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship.

The Board shall undertake an annual review of the independence of all non-management directors. To enable the Board to evaluate each non-management director, in advance of the meeting at which the review occurs, each non-management director shall provide the Board with full information regarding the director’s business and other relationships with the Company, its affiliates and senior management.

Directors must inform the Board whenever there are any material changes in their circumstances or relationships that could affect their independence, including all business relationships between a director and the Company, its affiliates, or members of senior management, whether or not such business relationships would be deemed not to be material under any of the categorical standards set forth above. Following the receipt of such information, the Board shall re-evaluate the director's independence.

LEGAL PROCEEDINGS

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.  As of the filing date of this Form 8-K, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed for trading on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (“FINRA”) under the Symbol: “SWVI.”

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date of this Current Report, 235,000,000 shares of common stock  are issued and outstanding.  There are approximately 7 shareholders of record of our common stock. As of the date of this Current Report, 5,000,000 shares of our Preferred Stock are issued and outstanding.  There are 2 holders of our Preferred Stock.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Empire Stock Transfer Inc., with an address at 1859 Whitney Mesa Dr., Henderson, N.V. 89014.  Their telephone number is (702) 818-5898.   Their website is www.empirestock.com.

Penny Stock Regulations

The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our Common Stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our common stock will be made at the discretion of our board of directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of common stock.  In addition, we currently have no plans to pay such dividends.

Equity Compensation Plan Information

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Transaction.  This description is only a summary.  You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 550,000,000 shares of common stock at a par value of $0.001 per share, of which 435,000,000 shares were issued and outstanding immediately prior to the Closing of the Transaction.  In addition, our authorized capital stock consists of 5,000,000 shares of preferred stock at a par value of $0.001 per share, of which no shares were issued and outstanding immediately prior to the Closing of the Transaction.  As of the date of this Current Report, 235,000,000 shares of common stock were issued and outstanding and 5,000,000 shares of preferred stock were issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future.  All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

In accordance with our Articles of Incorporation, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of preferred stock. We have issued 5,000,000 shares of preferred stock and 5,000,000 shares of preferred stock are outstanding.  Each share of preferred stock is convertible into 50 shares of common stock at the option of the holder.  In addition, each record holder of preferred stock is entitled to 100 votes for each share held in all matters properly submitted to the stockholders for their vote.

On February 8, 2013, the Company filed a certificate of designation with the State of Nevada whereby they designated of the series of 5,000,000 shares of Preferred Stock, as the Series A Preferred Stock. (the “Series A Preferred Stock”).  The Series A Preferred Stock is entitled to a preference over all of the shares of common stock (the “Common Stock”) of the Corporation and shall rank pari passu with any other series of the Corporation’s Preferred Stock, with respect to the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs.  The holders of Series A Preferred Stock shall not be entitled to receive any dividends.

Except with respect to matters which adversely affect the holders of Series A Preferred Stock, as required by law, or as required by the Articles of Incorporation, the holders of Series A Preferred and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote as a single class upon any matter submitted to the stockholders for a vote, on the following basis:

(a)	holders of Common Stock shall have one vote per share of Common Stock held by them; and

(b)	holders of Series A Preferred Stock shall have 100 votes per share of Series A Preferred Stock held by them.

In the event the Corporation at any time or from time to time after the original date of issuance of the Series A Preferred Stock shall:

(c)	subdivide, redivide or change its outstanding Common Stock into a greater number of shares;

(d)	reduce, combine or consolidate its outstanding Common Stock into a smaller number of shares; or

(e)	declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock,

then the number of votes per share of Series A Preferred Stock shall be proportionately increased or decreased, as applicable, concurrently with the effectiveness of such subdivision, consolidation, stock dividend or stock distribution.

Such adjustment shall be made successively whenever any event referred to above shall occur; and  at any time from the date hereof and prior to the Conversion of all of the issued and outstanding Series A Preferred Stock into Common Stock, there is a reclassification or redesignation of the Common Stock or a capital reorganization of the Corporation other than as described in Section 5.1(c)(i) or a consolidation, arrangement, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity, or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of Series A Preferred Stock who has not exercised his right of Conversion in accordance with Section 5.2 prior to the effective date of such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, for each Series A Preferred Stock to be then converted, in lieu of the number of shares of Common Stock then sought to be issued to such holder, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation, arrangement, or consolidation, or to which such sale or conveyance may be made, as the case may be, that such holder of Series A Preferred Stock would have been entitled to receive on such reclassification, redesignation, capital reorganization, consolidation, arrangement, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, such holder had been the registered holder of the number of Common Stock receivable upon the Conversion of the Series A Preferred Stock.  At any time and from time-to-time, a holder of any Series A Preferred Stock may elect to convert some or all of his Series A Preferred Stock to Common Stock by delivering a written notice (a “Conversion Notice”) to the Corporation at its head office. The Conversion Notice shall specify the number of shares of Series A Preferred Stock that the holder desires to convert, shall be signed by the registered holder of those shares, shall be accompanied by the certificate or certificates representing the Series A Preferred Stock to be converted, duly endorsed for transfer, and shall state therein the name or names in which the certificate or certificates for the Common Stock of the Corporation are to be issued.  The Conversion of the Series A Preferred Stock specified in the Conversion Notice shall occur as of the date that the Conversion Notice is delivered to the Corporation (the “Conversion Date”). The Corporation shall, as soon as practicable thereafter but in no event later than 10 days after the date of delivery of the Conversion Notice, deliver to such holder of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Stock, calculated at the Conversion Rate, to which such holder shall be entitled.

From and after the date of any Conversion, all rights of the holders of Series A Preferred Stock as such holders shall cease (except for any right to receive Common Stock pursuant to a Conversion) and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.  In the event any Series A Preferred Stock shall be Converted pursuant to Section 5 hereof, the shares of Series A Preferred Stock so Converted shall be cancelled and shall not be re-issued by the Corporation.

So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not take any of the following corporate actions (whether by merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent from shareholders holding no less than a majority of the outstanding shares of Series A Preferred Stock):

•	alter or change the rights, preferences or privileges of the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock;

•	alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

•	enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions; or

•	cause or authorize any subsidiary of the Corporation to engage in any of the foregoing actions.

Stock Purchase Warrants

None.

Stock Purchase Options

None.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Reference is made to the financial statements and supplementary data included in Exhibits 99.1 and 99.2, which are incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada General Corporation Law requires the Company to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to Article VII of the Company’s bylaws and the sections thereunder, the Company may indemnify any director, officer, employee or agent of the Company, or any individual serving in any such capacity who is deemed to have acted in good faith on behalf of the Company, any other entity or enterprise at the request of the Company, against any and all legal expenses (including attorneys' fees and costs), claims and/or liabilities arising out of any suit or proceeding, except an action by or in the right of the Corporation, expecting that, the Company, in its sole discretion, may, but shall not be required to, indemnify any individual, including any director or officer, where such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

The Company may reimburse or otherwise indemnify any director, officer, employee, or agent against legal expenses (including attorneys' fees and costs) actually and reasonably incurred in connection with defense of any action, suit, or proceeding herein above referred to, whether or not such person is successful on the merits.

Indemnification shall be made by the Company only when authorized in the specific case and upon a determination that indemnification is proper by:

(1) A majority of the stockholders;
(2) A majority vote of a quorum of the Board of Directors, consisting of directors who were not parties to the action, suit, or proceeding.

Expenses incurred in defending any action, suit, or proceeding may be paid by the Company in advance of the final disposition, when authorized by the Board of Directors, upon receipt of an undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under these provisions.  The indemnification provided by the Company’s Bylaws shall continue as to a person who has ceased to be director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company in any capacity against any liability asserted.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item  3.02 Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Transaction, on the Closing Date, we issued a total of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company to the Selling Stockholders in exchange for 100% of the issued and outstanding capital stock of Mid Americas.  Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock and preferred stock to the Selling Stockholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

Item 3.03  Material Modification to Rights of Security Holders

On February 8, 2013, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada, in the form attached as Exhibit 4.1 to this Current Report on Form 8-K. The Certificate of Designation sets forth the rights, preferences and privileges of a class of the Company’s preferred stock.  Such class shall be designated as the “Series A Preferred Stock” and the number of shares initially constituting such series shall be 5,000,000 shares.  The holders of Series A Preferred Stock will be entitled to a preference over all of the shares of the Company’s common stock.  Holders of Series A Preferred Stock shall have 100 votes per share of Series A Preferred Stock held by them and shall be entitled to notice of any stockholders’ meeting and to vote as a single class upon any matter submitted to the stockholders for a vote.  Each share of Series A Preferred Stock is convertible into 50 shares of our common stock at any time at the holder’s option.  Shares of Series A Preferred Stock shall not be entitled to any dividends.

The foregoing is not a complete summary of the terms of the Certificate of Designation and reference is made to the complete text of the Certificate of Designation, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANACE AND MANAGEMENT

Item 5.01  Changes in Control of Registrant

As more fully described in Item 2.01 above, incorporated herein by reference, on February 22, 2013, we closed the Transaction. The Selling Stockholders own 100% of the equity in Mid Americas.

Under the Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Mid Americas through the issuance of an aggregate of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company to the Selling Shareholders. Immediately prior to the Transaction, we had 135,000,000 shares of common stock and zero shares of preferred stock issued and outstanding. As a result of the Transaction, the Selling Stockholders own approximately 72% of our issued and outstanding common stock on an as-converted basis, and Mid Americas became our wholly-owned subsidiary. Additionally, the securities held by the Selling Stockholders represent 81.6% of our voting securities.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On February 25, 2013, pursuant to the terms of the Share Exchange Agreement, Mr. Michel Voyer will  resign as President, Chief Executive Officer, Chief Financial Officer Secretary, Treasurer of the Company.

Election of Directors and Appointment of Certain Officers:

On February 25, 2013, Mr. Carlos De la Torre will be  appointed as the Company’s President and Chief Executive Officer and as a director of the Company.  Mr. De la Torre will also fill the role of acting Chief Financial Officer and Secretary until such time as those positions are filled. Mr. Lindorfer, the Company’s director based in Chile with substantive mining experience will remain on the Board of Directors of the Company.

Carlos De la Torre– Age 46

Mr. De la Torre is a practicing attorney and has been a practicing attorney since April 2005 when he received his law degree.   Mr. De la Torre comes from a family with a history of mineral exploration.   He is fluent in both Spanish and English.

Mr. De la Torre also holds a Bachelors Degree in Business Administration which he received from the University of Texas – Pan American in 1987.

Mr. De la Torre is not a director or officer of any other reporting issuers.

Mr. De la Torre has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. As more fully described in Item 2.01 above, incorporated herein by reference, on February 22, 2013, we closed the Transaction.

Under the Agreement, on the Closing Date, we acquired all of the issued and outstanding shares of Mid Americas through the issuance of an aggregate of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company to the Selling Shareholders.

Under the Agreement, Mr. De la Torre was appointed the sole officer and a director of the Company. Further under the Agreement, Mr. De la Torre and two companies of which Mr. De la Torre is the officer and director acquired shares of the Company, thus effecting a change in control of the Company.

Further, under the terms of the Agreement, Mr. De la Torre will enter into a management agreement with the Company, whereby Mr. De la Torre will receive $10,000 per month as management fees, plus any out of pocket expenses.

Other than as disclosed herein, there is no material plan, contract or arrangement (whether or not written) to which Mr. De la Torre is a party or in which he participates that is entered into or material amendment in connection with the Company’s appointment of Mr. De la Torre or any grant or award to Mr. De la Torre or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. De la Torre.

Item  5.06 Change in Shell Company Status.

Reference is made to the Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. From and after the closing of the transactions under the Exchange Agreement, our primary operations consist of the business and operations of Mid Americas. Accordingly, we are disclosing information about Mid Americas’ business, financial condition, and management in this Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item  9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the audited financial statements of Mid Americas, for the fiscal year ended June 30, 2012 and the six month period ended December 31, 2012 are attached to this Current Report on Form 8-K as Exhibit 99.1.

(b) Pro Forma Financial Information. Pro forma financial information showing the effects of the acquisition of Mid Americas are filed with this Current Report on Form 8-K as Exhibit 99.2 .

(c) Shell Company Transactions. Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
2.1	Share Exchange Agreement by and between the Company, Mid Americas Corp., and the stockholders of Mid Americas Corp. dated February 22, 2013	Filed herewith
3.1	Amended Articles of Incorporation	Incorporated by reference to our Form S-1/A registration statement filed with the Securities and Exchange Commission on August 18, 2010
3.2	Certificate of Amendment – Increase in Authorized Shares	Filed herewith
3.3	Bylaws	Incorporated by reference to our Form S-1/A registration statement filed with the Securities and Exchange Commission on August 18, 2010
4.1	Certificate of Designation – Preferred Stock	Filed herewith
10.1	Assignment Agreement between the Company and Mid Americas Corp., dated October 15, 2012	Incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the Securities and Exchange Commission on October 16, 2012
10.2	Option Agreement by and between Mid Americas Corp. and Gunter Stromber and Elsa Dorila Durate Horta, dated April 23, 2012	Incorporated by reference to Schedule A to Exhibit 10.1 filed with our Form 8-K filed with the Securities and Exchange Commission on October 16, 2012
10.3	Amendment No. 1 to Option Agreement, dated July 27, 2012	Incorporated by reference to Schedule B to Exhibit 10.1 filed with our Form 8-K filed with the Securities and Exchange Commission on October 16, 2012
10.4	Amendment No. 2 to Option Agreement, dated September 27, 2012	Incorporated by reference to Schedule C to Exhibit 10.1 filed with our Form 8-K filed with the Securities and Exchange Commission on October 16, 2012
10.5	Consulting Agreement with Michel Voyer, dated September 10, 2012 and effective October 1, 2012	Filed herewith
21	List of Subsidiaries	Mid Americas Corp., a corporation incorporated under the laws of the country of Belize
99.1	Audited Financial Statements of Mid Americas Corp.	Filed herewith
99.2	Pro Forma Financial Statements	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SWINGPLANE VENTURES, INC.

Date:	February 22, 2013	By:	/s/ Michel Voyer
		Name:	Michel Voyer
		Title:	President, Chief Executive Officer (Principal Executive Officer), Secretary, and Chief Financial Officer (Principal Financial Officer) and Director